PROLOGIS REPORTS GROWTH IN THIRD QUARTER FFO AND EARNINGS PER SHARE
— 78.5 Percent Increase in FFO per Share Driven by Investment Management Business Gains,
Strong Operating Property Performance
and Solid Development Profits—
— Company Sets Range of $4.65 to $4.85 for 2008 FFO per Share —
Denver, Colo. — October 25, 2007 — ProLogis (NYSE: PLD), the world’s largest owner, manager and developer of distribution facilities, today reported third quarter funds from operations as defined by ProLogis (FFO) of $1.41 per diluted share, up 78.5 percent from $0.79 in the same period in 2006. Net earnings per diluted share were $1.12 for the third quarter of 2007, compared with $0.65 for the same period in 2006.
For the nine months ended September 30, 2007, FFO was $3.81 per diluted share, up 47.1 percent from $2.59 in the first nine months of 2006. Net earnings per diluted share for the nine months ended September 30, 2007, were $3.51, compared with $2.04 in the comparable period of 2006.
“We’re pleased to report another quarter of strong financial and operating performance,” said Jeffrey H. Schwartz, ProLogis chairman and chief executive officer. “Our results reflect high occupancy levels with strong growth in rental rates, above-average development margins and the value we are creating through our Investment Management business.”
Schwartz noted that global market supply and demand remain generally well balanced, while international trade continues to support customer requirements for modern distribution space in key logistics markets. “We have significant opportunities to further expand our global platform due to the ongoing reconfiguration of supply chains, functional obsolescence of a large portion of existing facilities throughout Europe and Asia and growing customer demand for more energy-efficient buildings.
“We believe these trends are secular, rather than cyclical, in nature and will support favorable industrial market fundamentals for the foreseeable future,” Schwartz said. “Given the industry-leading scale and quality of our portfolio and the strength of our customer relationships, we are exceptionally well positioned to benefit from this long-term environment.”
2007 Guidance Increased; Guidance Set for 2008 FFO per Share at $4.65 to $4.85
The company increased full-year guidance for FFO per share to $4.40 — $4.50. The increase is due to the third quarter recognition in FFO of $0.36 per share related to ProLogis’ previously announced acquisition of the shares of Macquarie ProLogis Trust (MPR) and subsequent contribution to a new property fund. The transaction resulted in the recognition of deferred proceeds on prior property contributions to ProLogis North American Properties Fund V, the subsequent gain on contribution of the MPR assets into the newly formed ProLogis North American Industrial Fund II (NAIF II) and a gain related to the settlement of foreign currency forward contracts used to manage the fluctuation of the purchase price as denominated in Australian dollars. The company’s previous guidance, which included an estimated $0.30 per share of income related to the MPR transaction, was $4.25 — $4.40 in FFO per share. The company’s guidance related to earnings per share remains at its most recent estimate of $3.80 — $4.00 per share.
The company also set a range for 2008 FFO guidance of $4.65 to $4.85 per share and will provide business drivers to support that guidance in early 2008. “As a result of continued strong market fundamentals and customer demand driven by growth in global trade, we anticipate another year of solid growth in FFO per share,” Schwartz said.

New Funds Expand Investment Management Platform and Support Growth in Fee Income
During the third quarter, the company announced four new property funds, in addition to NAIF II, with a combined capitalization of over $14 billion that will own distribution centers in Europe, the United States, Mexico and South Korea. Together with the capacity in ProLogis’ existing funds, the company now has agreements in place to support $33 billion of assets in its Investment Management business, compared with $18.2 billion at September 30, 2007, and expects to recognize a corresponding increase in management fee income as these new funds are fully invested. At its October 10, 2007 Investor Day, the company outlined an objective to grow its Investment Management business to $37 to $40 billion by the end of 2010.
“Our new property funds were oversubscribed despite the recent credit crunch, which has begun to slow competitive development activity and caused investors to look towards more secure investments,” Schwartz said. “Having committed equity capital in place to support our growing development business will prove to be a significant benefit to us as the environment for smaller, less well-capitalized developers becomes more challenging.”
Solid Market Fundamentals Support Increased Expectations for New Development
“In North America, net absorption in the top 30 logistics markets remained healthy at over 32 million square feet during the third quarter,” said Walter C. Rakowich, ProLogis president and chief operating officer. “While there are indications of a potential slowdown in the North American economy, our U.S. portfolio remains well occupied, and we are capturing a significant number of new build-to-suit opportunities.
“Our build-to-suit business also is accelerating in Europe. In Germany, for example, we signed agreements for roughly 1.8 million square feet of new development on a pre-committed basis. In Asia, where markets remain chronically undersupplied, net absorption remains healthy and leasing activity in the company’s new inventory development is brisk,” Rakowich said. “Additionally, with 79 percent of our year-to-date construction starts outside North America, we are well diversified and positioned to sustain growth.”
During the third quarter, ProLogis began construction of $797.9 million of new industrial development, including development activity within its industrial joint ventures. The company’s total CDFS pipeline stood at $6.2 billion at the end of the quarter, a 16.1 percent increase over December 31, 2006. Of this amount, total expected investment in projects currently under construction is $2.8 billion, while the remaining $3.4 billion of completed developments and repositioned properties was 65 percent leased at quarter end.
“We continue to achieve strong lease up in our pipeline of recently completed projects and properties under development,” said Ted R. Antenucci, ProLogis chief investment officer. “As a result of strong customer demand and leasing, we have increased our guidance for expected 2007 development starts to between $3.8 and $4.0 billion, up from our guidance of $3.4 to $3.6 billion just last quarter.”
During the quarter, the company signed roughly 10.2 million square feet of new CDFS leases, including those with repeat customers such as: Hitachi Transport in Fukuoka, Japan; DHL in Venlo, The Netherlands and GE Commercial in Monterrey, Mexico. “Existing customers continue to drive our new development, representing 73 percent of the new CDFS leases signed during the quarter,” Antenucci said.
Selected Financial and Operating Information
•	Increased same-store net operating income in the quarter by 5.4 percent (a 5.9 percent increase when straight-lined rents and lease amortization are excluded), driven by 2.7 percent growth in average same-store occupancies and same-store rent growth of 9.6 percent.
•	Maintained strong occupancy in the stabilized portfolio of 95.5 percent, compared with 95.2 percent at June 30, 2007.

•	Recycled $3.2 billion of capital from CDFS contributions and dispositions during the quarter. Including non-CDFS disposition activity, total dispositions and contributions were $3.3 billion for the quarter.
•	Realized FFO from CDFS transactions of $230.1 million for the quarter, up from $92.8 million in the third quarter of 2006. For the third quarter, post-deferral, post-tax margins for all CDFS dispositions averaged 7.7%, with Developed and Repositioned Properties averaging 27.3 percent and Acquired Property Portfolios (including the MPR transaction noted above) averaging 2.9 percent. Year-to-date, post-deferral, post-tax margins for all CDFS dispositions averaged 16.8 percent, with Developed and Repositioned Properties averaging 36.4%.
•	Started new developments with a total expected investment of $2.1 billion in the first nine months, including joint venture developments.
•	Grew ProLogis’ share of FFO from property funds to $39.9 million for the quarter, compared with $19.4 million in the same quarter of 2006, an increase of 105.7 percent.
•	Recognized fee income from property funds for the quarter of $27.1 million, compared with $20.4 million in the same quarter of 2006, an increase of 32.8 percent.
•	Increased total assets owned and under management to $34.4 billion, up from $26.7 billion at December 31, 2006, a year-to-date increase of 28.8 percent.
Copies of ProLogis’ third quarter 2007 supplemental information will be available from the company’s website at http://ir.prologis.com or by request at 800-820-0181. The supplemental information also is available on the SEC’s website at http://www.sec.gov. The related conference call will be available via a live webcast on the company’s website at http://ir.prologis.com at 10:00 a.m. Eastern Time on Thursday, October 25, 2007. A replay of the webcast will be available on the company’s website until November 8, 2007. Additionally, a podcast of the company’s conference call will be available on the company’s website as well as on the REITCafe website located at http://www.REITcafe.com.
About ProLogis
ProLogis is the world’s largest owner, manager and developer of distribution facilities, with operations in 105 markets across North America, Europe and Asia. The company has $34.4 billion of assets owned, managed and under development, comprising 483.0 million square feet (44.9 million square meters) in 2,669 properties as of September 30, 2007. ProLogis’ customers include manufacturers, retailers, transportation companies, third-party logistics providers and other enterprises with large-scale distribution needs. Headquartered in Denver, Colorado, ProLogis employs more than 1,300 people worldwide.
The statements above that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which ProLogis operates, management’s beliefs and assumptions made by management, they involve uncertainties that could significantly impact ProLogis’ financial results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity and changes in sales or contribution volume of developed properties, general conditions in the geographic areas where we operate and the availability of capital in existing or new property funds — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates and foreign currency exchange rates, (iii) increased or unanticipated competition for our properties, (iv) risks associated with acquisitions, (v) maintenance of real estate investment trust (“REIT”) status, (vi) availability of financing and capital, (vii) changes in demand for developed properties, and (viii) those additional factors discussed under “Item 1A —Risk Factors” in ProLogis’ Annual Report on Form 10-K for the year ended December 31, 2006.

Investor Relations	Media	Financial Media
Melissa Marsden	Jessica Neal	Suzanne Dawson
303-567-5622	303-567-5137	Linden Alschuler & Kaplan, Inc
mmarsden@prologis.com	jneal@prologis.com	212-329-1420
sdawson@lakpr.com

SUPPLEMENTAL INFORMATION
Third Quarter 2007
(Unaudited)

Page

OVERVIEW:
Selected Financial Information	1

FINANCIAL STATEMENTS:
Consolidated Statements of Earnings	2 - 2a

Consolidated Statements of Funds From Operations (FFO)	3 - 3b

Reconciliations of Net Earnings to FFO	4

Reconciliations of Net Earnings to EBITDA	5

Consolidated Balance Sheets	6

Notes to Consolidated Financial Statements	7 - 7d

SELECTED FINANCIAL INFORMATION:
Investments in and Advances to Unconsolidated Investees/Land Owned and Controlled	8

Components of Net Asset Value and Related Comments	9 - 9a

Unconsolidated Property Funds — Summarized Information	10

Notes to Unconsolidated Property Funds Information	11

SELECTED STATISTICAL INFORMATION:
Portfolio Analysis	12 - 12a

Lease Expirations	13

Top 25 Customers	13a

Leasing Activity/Actual Capital Expenditures	14

Same Store Analysis	15

SELECTED INVESTMENT INFORMATION:
Acquisitions and Dispositions	16

CDFS Business Summary	17 - 17a

Development Summary	18 - 18b

SELECTED OTHER INFORMATION:
Capital Structure	19

Debt Analysis	20

Geographic Distribution Based on Square Footage	21
Executive Office Address:
4545 Airport Way
Denver, Colorado 80239
(303) 567-5000

ProLogis
Third Quarter 2007
Unaudited Financial Results
Selected Financial Information
(in thousands, except per share amounts and percentages)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2007	2006	% Change	2007	2006	% Change

Net earnings attributable to common shares (see Pages 2 and 2a):
Net earnings attributable to common shares	$299,445	$166,305	80.1%	$935,639	$517,861	80.7%
Net earnings per diluted share attributable to common shares	$1.12	$0.65	72.3%	$3.51	$2.04	72.1%

FFO and FFO, as adjusted (see Pages 3 and 4 and see definition of FFO on Pages 3a and 3b):
FFO attributable to common shares	$376,155	$202,054	86.2%	$1,015,773	$656,263	54.8%
Add back:
Merger integration and relocation expenses (1)	—	—		—	2,723

FFO attributable to common shares, as adjusted	$376,155	$202,054	86.2%	$1,015,773	$658,986	54.1%

FFO per diluted share attributable to common shares	$1.41	$0.79	78.5%	$3.81	$2.58	47.7%
Add back:
Merger integration and relocation expenses (1)	—	—		—	0.01

FFO per diluted share attributable to common shares, as adjusted	$1.41	$0.79	78.5%	$3.81	$2.59	47.1%

EBITDA (see Page 5):
EBITDA	$556,029	$329,837	68.6%	$1,515,398	$1,036,369	46.2%

Distributions:
Actual distributions per common share (2)	$0.46	$0.40	15.0%	$1.38	$1.20	15.0%

	September 30,	December 31,
	2007	2006	% Change

Total Assets, net of accumulated depreciation (3) (see Page 6)	$18,651,072	$15,903,525	17.3%

Total Book Assets:
Direct investment	$16,216,374	$14,818,242
Our share of total book assets of unconsolidated investees:
Property funds (4)(5)(see Page 10)	4,766,546	2,838,418
CDFS joint ventures (6)	553,873	339,165
Other unconsolidated investees (6)	147,487	158,008

	5,467,906	3,335,591

Totals	$21,684,280	$18,153,833	19.4%

Assets Owned and Under Management:
Real estate assets owned directly, before depreciation (see Page 6)	$15,502,984	$13,953,999
Assets owned by our unconsolidated investees:
Real estate assets owned by property funds, before depreciation (4)(5)	18,196,959	12,274,270
(weighted ownership interest of 25.4%) (see Page 10)
Real estate assets owned by industrial CDFS joint ventures, before depreciation	280,918	224,980
(weighted ownership interest of 50%) (6)

Investment in non-industrial CDFS joint ventures and other unconsolidated investees (6)	352,898	199,383

Discontinued operations — net assets held for sale (see Page 6)	18,134	56,146

Totals	$34,351,893	$26,708,778	28.6%

The definition of FFO is on Pages 3a and 3b and the definition of EBITDA is on Page 5.
Footnote references are to Pages 7 through 7d.

Supplemental Information Page 1

ProLogis
Third Quarter 2007
Unaudited Financial Results
Consolidated Statements of Earnings
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Revenues:
Rental income (7)(8)	$282,579	$232,495	$813,114	$673,040
CDFS disposition proceeds (9)(10)(11):
Developed and repositioned properties	735,428	311,840	2,092,081	1,050,704
Acquired property portfolios	2,406,795	—	2,406,795	—
Property management and other fees and incentives (11)(see Page 10)	27,095	20,421	72,679	79,318
Development management and other income	10,321	11,099	23,936	26,525

Total revenues	3,462,218	575,855	5,408,605	1,829,587

Expenses:
Rental expenses (7)	73,473	58,547	212,664	170,723
Cost of CDFS dispositions (9):
Developed and repositioned properties	572,668	234,216	1,488,343	821,054
Acquired property portfolios	2,338,186	—	2,338,186	—
General and administrative (1)(12)	52,326	37,787	152,971	113,085
Depreciation and amortization	72,497	69,634	225,206	207,876
Other expenses (13)	3,550	2,977	21,484	8,924

Total expenses	3,112,700	403,161	4,438,854	1,321,662

Operating income	349,518	172,694	969,751	507,925

Other income (expense):
Earnings from unconsolidated property funds (11)(see Page 10)	46,688	11,215	81,456	78,629
Earnings from CDFS joint ventures and other unconsolidated investees (6)	4,679	9,590	6,996	47,011
Interest expense (14)	(107,964)	(77,417)	(287,255)	(216,933)
Interest income on notes receivable	2,950	3,914	9,107	13,236
Interest and other income, net	8,663	5,313	23,415	10,596

Total other income (expense)	(44,984)	(47,385)	(166,281)	(67,461)

Earnings before minority interest	304,534	125,309	803,470	440,464
Minority interest	(1,855)	(565)	(2,751)	(2,541)

Earnings before certain net gains	302,679	124,744	800,719	437,923
Gains recognized on dispositions of certain non-CDFS business assets (15)	21,289	—	145,374	13,709
Foreign currency exchange gains, net (16)	991	9,202	10,145	16,449

Earnings before income taxes	324,959	133,946	956,238	468,081

Income taxes (17):
Current income tax expense	14,204	34,824	58,949	75,913
Deferred income tax (benefit) expense	11,892	(22,362)	5,710	(16,780)

Total income taxes	26,096	12,462	64,659	59,133

Earnings from continuing operations	298,863	121,484	891,579	408,948
Discontinued operations (18):
Income attributable to disposed properties and assets held for sale	329	6,601	1,856	17,760
Gains recognized on dispositions:
Non-CDFS business assets	6,607	29,386	38,732	80,037
CDFS business assets	—	15,188	22,537	30,178

Total discontinued operations	6,936	51,175	63,125	127,975

Net earnings	305,799	172,659	954,704	536,923
Less preferred share dividends	6,354	6,354	19,065	19,062

Net earnings attributable to common shares	$299,445	$166,305	$935,639	$517,861

Footnote references are to Pages 7 through 7d.

Supplemental Information Page 2

ProLogis
Third Quarter 2007
Unaudited Financial Results
Consolidated Statements of Earnings
(Continued)
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Weighted average common shares outstanding — Basic	257,435	245,460	256,270	244,918
Weighted average common shares outstanding — Diluted	267,871	256,233	267,177	255,559

Net earnings per share attributable to common shares — Basic:
Continuing operations	$1.13	$0.47	$3.40	$1.59
Discontinued operations	0.03	0.21	0.25	0.52

Net earnings per share attributable to common shares — Basic	$1.16	$0.68	$3.65	$2.11

Net earnings per share attributable to common shares — Diluted:
Continuing operations	$1.09	$0.45	$3.27	$1.54
Discontinued operations	0.03	0.20	0.24	0.50

Net earnings per share attributable to common shares — Diluted	$1.12	$0.65	$3.51	$2.04

Calculation of Net Earnings per Share Attributable to Common Shares — Diluted
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Net earnings attributable to common shares — Basic	$299,445	$166,305	$935,639	$517,861
Minority interest (a)	947	565	3,409	2,541

Adjusted net earnings attributable to common shares — Diluted	$300,392	$166,870	$939,048	$520,402

Weighted average common shares outstanding — Basic	257,435	245,460	256,270	244,918
Incremental weighted average effect of conversion of limited partnership units	5,011	5,142	5,086	5,218
Incremental weighted average effect of potentially dilutive instruments (b)	5,425	5,631	5,821	5,423

Weighted average common shares outstanding — Diluted	267,871	256,233	267,177	255,559

Net earnings per share attributable to common shares — Diluted	$1.12	$0.65	$3.51	$2.04

COMMENTS
(a)	Includes only the minority interest related to the convertible limited partnership units.
(b)
Total weighted average potentially dilutive instruments outstanding were 10,062 and 10,966 for the three months ended September 30, 2007 and 2006, respectively, and 10,393 and 10,987 for the nine months ended September 30, 2007 and 2006 respectively. Substantially all were dilutive for both periods.

Supplemental Information Page 2a

ProLogis
Third Quarter 2007
Unaudited Financial Results
Consolidated Statements of Funds From Operations (FFO)
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Revenues:
Rental income (7)(18)	$283,127	$243,907	$820,179	$723,356
CDFS disposition proceeds (9)(10)(11)(18):
Developed and repositioned properties	735,428	429,002	2,265,379	1,273,783
Acquired property portfolios	2,406,795	—	2,406,795	—
Property management and other fees and incentives (11)(see Page 10)	27,095	20,421	72,679	79,318
Development management and other income	10,321	11,099	23,936	26,525

Total revenues	3,462,766	704,429	5,588,968	2,102,982

Expenses:
Rental expenses (7)(18)	73,686	61,271	215,634	193,257
Cost of CDFS dispositions (9)(18):
Developed and repositioned properties	573,914	336,190	1,642,687	1,013,489
Acquired property portfolios	2,338,186	—	2,338,186	—
General and administrative (1)(12)	52,326	37,787	152,971	113,085
Depreciation of corporate assets	2,706	2,201	7,997	7,016
Other expenses (13)	3,550	2,977	21,484	8,924

Total expenses	3,044,368	440,426	4,378,959	1,335,771

	418,398	264,003	1,210,009	767,211

Other income (expense):
FFO from unconsolidated property funds (11)(see Page 10)	39,931	19,420	103,800	98,467
FFO from CDFS joint ventures and other unconsolidated investees (6)	6,628	10,937	12,684	51,551
Interest expense (18)	(107,964)	(77,417)	(287,255)	(217,807)
Interest income on notes receivable	2,950	3,914	9,107	13,236
Interest and other income, net	8,663	5,313	23,415	10,596
Foreign currency exchange gains (expenses and losses), net (16)	29,962	(840)	21,740	7,334
Current income tax expense (17)	(14,204)	(16,357)	(55,911)	(52,722)

Total other income (expense)	(34,034)	(55,030)	(172,420)	(89,345)

FFO	384,364	208,973	1,037,589	677,866
Less preferred share dividends	6,354	6,354	19,065	19,062
Less minority interest	1,855	565	2,751	2,541

FFO attributable to common shares	$376,155	$202,054	$1,015,773	$656,263

Weighted average common shares outstanding — Basic	257,435	245,460	256,270	244,918
Weighted average common shares outstanding — Diluted	267,871	256,233	267,177	255,559

FFO per share attributable to common shares:
Basic	$1.46	$0.82	$3.96	$2.68

Diluted	$1.41	$0.79	$3.81	$2.58

See Consolidated Statements of Earnings on Pages 2 and 2a, the definition of FFO on Pages 3a and 3b and the Reconciliations of Net Earnings to FFO on Page 4.
Footnote references are to Pages 7 through 7d.

Supplemental Information Page 3

ProLogis
Third Quarter 2007
Unaudited Financial Results
Consolidated Statements of FFO (Continued)
Calculation of FFO per Share Attributable to Common Shares — Diluted
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

FFO attributable to common shares — Basic	$376,155	$202,054	$1,015,773	$656,263
Minority interest attributable to convertible limited partnership units	947	565	3,409	2,541

FFO attributable to common shares — Diluted	$377,102	$202,619	$1,019,182	$658,804

Merger integration and relocation expenses (1)	—	—	—	2,723

FFO attributable to common shares, as adjusted — Diluted	$377,102	$202,619	$1,019,182	$661,527

Weighted average common shares outstanding — Basic	257,435	245,460	256,270	244,918
Incremental weighted average effect of conversion of limited partnership units	5,011	5,142	5,086	5,218
Incremental weighted average effect of potentially dilutive instruments	5,425	5,631	5,821	5,423

Weighted average common shares outstanding — Diluted	267,871	256,233	267,177	255,559

FFO per share attributable to common shares — Diluted	$1.41	$0.79	$3.81	$2.58

FFO per share attributable to common shares, as adjusted — Diluted	$1.41	$0.79	$3.81	$2.59

See Consolidated Statements of Earnings on Pages 2 and 2a and the Reconciliations of Net Earnings to FFO on Page 4.
Footnote references are to Pages 7 through 7d.
Definition of FFO
FFO is a non-Generally Accepted Accounting Principles (GAAP) measure that is commonly used in the real estate industry. The most directly comparable GAAP measure to FFO is net earnings. Although the National Association of Real Estate Investment Trusts (NAREIT) has published a definition of FFO, modifications to the NAREIT calculation of FFO are common among REITs, as companies seek to provide financial measures that meaningfully reflect their business. FFO, as we define it, is presented as a supplemental financial measure. FFO is not used by us as, nor should it be considered to be, an alternative to net earnings computed under GAAP as an indicator of our operating performance or as an alternative to cash from operating activities computed under GAAP as an indicator of our ability to fund our cash needs.
FFO is not meant to represent a comprehensive system of financial reporting and does not present, nor do we intend it to present, a complete picture of our financial condition and operating performance. We believe that GAAP net earnings remains the primary measure of performance and that FFO is only meaningful when it is used in conjunction with GAAP net earnings. Further, we believe that our consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of our financial condition and our operating performance.
NAREIT’s FFO measure adjusts GAAP net earnings to exclude historical cost depreciation and gains and losses from the sales of previously depreciated properties. We agree that these two NAREIT adjustments are useful to investors for the following reasons:
(a)	historical cost accounting for real estate assets in accordance with GAAP assumes, through depreciation charges, that the value of real estate assets diminishes predictably over time. NAREIT stated in its White Paper on FFO “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” Consequently, NAREIT’s definition of FFO reflects the fact that real estate, as an asset class, generally appreciates over time and depreciation charges required by GAAP do not reflect the underlying economic realities.

(b)	REITs were created as a legal form of organization in order to encourage public ownership of real estate as an asset class through investment in firms that were in the business of long-term ownership and management of real estate. The exclusion, in NAREIT’s definition of FFO, of gains and losses from the sales of previously depreciated operating real estate assets allows investors and analysts to readily identify the operating results of the long-term assets that form the core of a REIT’s activities and assists in comparing those operating results between periods. We include the gains and losses from dispositions of properties acquired or developed in our CDFS business segment and our proportionate share of the gains and losses from dispositions recognized by the property funds in our definition of FFO.

Supplemental Information Page 3a

ProLogis
Third Quarter 2007
Unaudited Financial Results
Definition of FFO (continued)

At the same time that NAREIT created and defined its FFO concept for the REIT industry, it also recognized that “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” We believe that financial analysts, potential investors and shareholders who review our operating results are best served by a defined FFO measure that includes other adjustments to GAAP net earnings in addition to those included in the NAREIT defined measure of FFO.
Our defined FFO measure excludes the following items from GAAP net earnings that are not excluded in the NAREIT defined FFO measure:
(i)	deferred income tax benefits and deferred income tax expenses recognized by our subsidiaries;

(ii)	current income tax expense related to acquired tax liabilities that were recorded as deferred tax liabilities in an acquisition, to the extent the expense is offset with a deferred income tax benefit in GAAP earnings that is excluded from our defined FFO measure;

(iii)	certain foreign currency exchange gains and losses resulting from certain debt transactions between us and our foreign consolidated subsidiaries and our foreign unconsolidated investees;

(iv)	foreign currency exchange gains and losses from the remeasurement (based on current foreign currency exchange rates) of certain third party debt of our foreign consolidated subsidiaries and our foreign unconsolidated investees; and

(v)	mark-to-market adjustments associated with derivative financial instruments utilized to manage our foreign currency risks.
FFO of our unconsolidated investees is calculated on the same basis.
The items that we exclude from GAAP net earnings, while not infrequent or unusual, are subject to significant fluctuations from period to period that cause both positive and negative effects on our results of operations, in inconsistent and unpredictable directions. Most importantly, the economics underlying the items that we exclude from GAAP net earnings are not the primary drivers in management’s decision-making process and capital investment decisions. Period to period fluctuations in these items can be driven by accounting for short-term factors that are not relevant to long-term investment decisions, long-term capital structures or to long-term tax planning and tax structuring decisions. Accordingly, we believe that investors are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in planning and executing our business strategy.
Real estate is a capital-intensive business. Investors’ analyses of the performance of real estate companies tend to be centered on understanding the asset value created by real estate investment decisions and understanding current operating returns that are being generated by those same investment decisions. The adjustments to GAAP net earnings that are included in arriving at our FFO measure are helpful to management in making real estate investment decisions and evaluating our current operating performance. We believe that these adjustments are also helpful to industry analysts, potential investors and shareholders in their understanding and evaluation of our performance on the key measures of net asset value and current operating returns generated on real estate investments.
While we believe that our defined FFO measure is an important supplemental measure, neither NAREIT’s nor our measure of FFO should be used alone because they exclude significant economic components of GAAP net earnings and are, therefore, limited as an analytical tool. Some of the limitations are:
— The current income tax expenses that are excluded from our defined FFO measure represent taxes that are payable.
— Depreciation and amortization of real estate assets are economic costs that are excluded from FFO. FFO is limited as it does not reflect the cash requirements that may be necessary for future replacements of the real estate assets. Further, the amortization of capital expenditures and leasing costs necessary to maintain the operating performance of distribution properties are not reflected in FFO.
— Gains or losses from property dispositions represent changes in the value of the disposed properties. FFO, by excluding these gains and losses, does not capture realized changes in the value of disposed properties arising from changes in market conditions.
— The deferred income tax benefits and expenses that are excluded from our defined FFO measure result from the creation of a deferred income tax asset or liability that may have to be settled at some future point. Our defined FFO measure does not currently reflect any income or expense that may result from such settlement.
— The foreign currency exchange gains and losses that are excluded from our defined FFO measure are generally recognized based on movements in foreign currency exchange rates through a specific point in time. The ultimate settlement of our foreign currency-denominated net assets is indefinite as to timing and amount. Our defined FFO measure is limited in that it does not reflect the current period changes in these net assets that result from periodic foreign currency exchange rate movements.
We compensate for these limitations by using our FFO measure only in conjunction with GAAP net earnings. To further compensate, we always reconcile our defined FFO measure to GAAP net earnings in our financial reports. Additionally, we provide investors with our complete financial statements prepared under GAAP, our definition of FFO, which includes a discussion of the limitations of using our non-GAAP measure, and a reconciliation of our GAAP measure (net earnings) to our non-GAAP measure (FFO, as we define it) so that investors can appropriately incorporate this measure and its limitations into their analyses.

Supplemental Information Page 3b

ProLogis
Third Quarter 2007
Unaudited Financial Results
Reconciliations of Net Earnings to FFO
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Reconciliation of net earnings to FFO:
Net earnings attributable to common shares	$299,445	$166,305	$935,639	$517,861
Add (deduct) NAREIT defined adjustments:
Real estate related depreciation and amortization	69,791	67,433	217,209	200,860
Adjustments to CDFS dispositions for depreciation	(1,246)	—	(3,583)	466
Gains recognized on dispositions of certain non-CDFS business assets (15)	(21,289)	—	(145,374)	(13,709)
Reconciling items attributable to discontinued operations (18):
Gains recognized on dispositions of non-CDFS business assets	(6,607)	(29,386)	(38,732)	(80,037)
Real estate related depreciation and amortization	7	2,087	2,240	9,148

Totals discontinued operations	(6,600)	(27,299)	(36,492)	(70,889)
Our share of reconciling items from unconsolidated investees (19):
Real estate related depreciation and amortization	24,460	18,010	63,669	47,834
Gains on dispositions of non-CDFS business assets	(32,603)	(6,642)	(34,491)	(6,753)
Other amortization items (20)	(2,427)	(2,067)	(6,376)	(14,199)

Totals unconsolidated investees	(10,570)	9,301	22,802	26,882

Totals NAREIT defined adjustments	30,086	49,435	54,562	143,610

Subtotals-NAREIT defined FFO	329,531	215,740	990,201	661,471

Add (deduct) our defined adjustments:
Foreign currency exchange losses (gains), net (16)	28,971	(10,042)	11,595	(9,115)
Current income tax expense (17)	—	18,467	3,038	23,191
Deferred income tax expense (benefit) (17)	11,892	(22,362)	5,710	(16,780)
Our share of reconciling items from unconsolidated investees (19):
Foreign currency exchange losses, net	6,001	1,143	5,828	130
Deferred income tax benefit	(240)	(892)	(599)	(2,634)

Totals unconsolidated investees	5,761	251	5,229	(2,504)

Totals our defined adjustments	46,624	(13,686)	25,572	(5,208)

FFO attributable to common shares	$376,155	$202,054	$1,015,773	$656,263

See Consolidated Statements of Earnings on Pages 2 and 2a, Consolidated Statements of FFO on Page 3 and the definition of FFO on Pages 3a and 3b.
Footnote references are to Pages 7 through 7d.

Supplemental Information Page 4

ProLogis
Third Quarter 2007
Unaudited Financial Results
Reconciliations of Net Earnings to EBITDA
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Reconciliation of net earnings to EBITDA:
Net earnings attributable to common shares	$299,445	$166,305	$935,639	$517,861
Add (deduct):
NAREIT defined adjustments to compute FFO	30,086	49,435	54,562	143,610
Our defined adjustments to compute FFO	46,624	(13,686)	25,572	(5,208)
Add:
Interest expense	107,964	77,417	287,255	216,933
Depreciation of corporate assets	2,706	2,201	7,997	7,016
Current income tax expense included in FFO (17)	14,204	16,357	55,911	52,722
Adjustments to CDFS gains on dispositions for interest capitalized	14,458	5,521	32,632	25,427
Preferred share dividends	6,354	6,354	19,065	19,062
Reconciling items attributable to discontinued operations	—	—	—	874
Impairment charges (13)	—	614	12,600	4,174
Share of reconciling items from unconsolidated investees (19)	34,188	19,319	84,165	53,898

EBITDA	$556,029	$329,837	$1,515,398	$1,036,369

See Consolidated Statements of Earnings on Pages 2 and 2a and the Reconciliations of Net Earnings to FFO on Page 4.
Footnote references are to Pages 7 through 7d.
Definition of EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization):
We believe that EBITDA is a useful supplemental measure, although it does not represent net earnings or cash from operating activities that are computed in accordance with GAAP and is not indicative of cash available to fund cash needs, which we present in our Consolidated Statements of Cash Flows and include in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that are filed with the Securities and Exchange Commission. Accordingly, the EBITDA measure presented should not be considered as an alternative to net earnings as an indicator of our operating performance, or as an alternative to cash flows from operating, investing, or financing activities as a measure of liquidity. The EBITDA measure presented may not be comparable to similarly titled measures of other REITs.
EBITDA generally represents net earnings computed in accordance with GAAP adjusted to exclude:
(i)	interest expense;

(ii)	income tax expenses and benefits; and

(iii)	depreciation and amortization expenses.
In our computation of EBITDA the following items are also excluded:
(i)	preferred dividends and charges related to the redemption of preferred shares;

(ii)	the foreign currency exchange gains and losses that are also excluded in our definition of FFO (presented on Pages 3a and 3b);

(iii)	impairment charges; and

(iv)	gains from the dispositions of non-CDFS business assets.
In addition, we adjust the gains from the contributions and sales of developed properties recognized as CDFS income to reflect these gains as if no interest cost had been capitalized during the development of the properties (i.e. the gains are larger since capitalized interest is not included in the basis of the assets contributed and sold). EBITDA of our unconsolidated investees is calculated on the same basis.

Supplemental Information Page 5

ProLogis
Third Quarter 2007
Unaudited Financial Results
Consolidated Balance Sheets
(in thousands, except per share data)

	September 30,	December 31,
	2007 (3)	2006

Assets:
Investments in real estate assets:
Industrial operating properties	$10,770,280	$10,423,249
Retail operating properties	327,220	305,188
Land subject to ground leases and other	466,800	472,412
Properties under development (including cost of land)	1,242,359	964,842
Land held for development (see Page 8)	2,241,569	1,397,081
Other investments	454,756	391,227

	15,502,984	13,953,999
Less accumulated depreciation	1,340,046	1,280,206

Net investments in real estate assets	14,162,938	12,673,793

Investments in and advances to unconsolidated investees (see Page 8):
Property funds (4)(5)	1,722,778	981,840
CDFS joint ventures and other unconsolidated investees (6)	486,476	317,857

Total investments in and advances to unconsolidated investees	2,209,254	1,299,697

Cash and cash equivalents	550,272	475,791
Accounts and notes receivable	400,993	439,791
Other assets	1,309,096	957,295
Discontinued operations-assets held for sale (18)	18,519	57,158

Total assets	$18,651,072	$15,903,525

Liabilities and Shareholders’ Equity:
Liabilities:
Lines of credit (see Page 20)	$2,533,087	$2,462,796
Senior notes and other unsecured debt (see Page 19)	4,490,765	4,445,092
Convertible debt (see Page 19)	1,230,356	—
Secured debt and assessment bonds (see Page 19)	1,320,427	1,478,998
Accounts payable and accrued expenses	790,791	518,651
Other liabilities	774,314	546,129
Discontinued operations-assets held for sale (18)	385	1,012

Total liabilities	11,140,125	9,452,678

Minority interest	69,102	52,268

Shareholders’ equity:
Series C preferred shares at stated liquidation preference of $50.00 per share	100,000	100,000
Series F preferred shares at stated liquidation preference of $25.00 per share	125,000	125,000
Series G preferred shares at stated liquidation preference of $25.00 per share	125,000	125,000
Common shares at $.01 par value per share	2,573	2,509
Additional paid-in capital	6,386,977	6,000,119
Accumulated other comprehensive income	301,054	216,922
Retained earnings/(distributions in excess of net earnings) (21)	401,241	(170,971)

Total shareholders’ equity	7,441,845	6,398,579

Total liabilities and shareholders’ equity	$18,651,072	$15,903,525

Footnote references are to Pages 7 through 7d.

Supplemental Information Page 6

ProLogis
Third Quarter 2007
Unaudited Financial Results
Notes to Consolidated Financial Statements

***	Certain 2006 amounts included in this Supplemental Information package have been reclassified to conform to the 2007 presentation.

(1)	In September 2005, we completed a merger with Catellus Development Corporation and incurred certain costs including merger integration, employee transition costs and severance costs for certain of our employees whose responsibilities became redundant after the merger.

In February 2006, we moved our corporate headquarters, which is located in Denver, to a recently constructed building. Relocation costs included moving, temporary facility costs and accelerated depreciation associated with non-real estate assets whose useful life was shortened due to the relocation.

These amounts are included in general and administrative expenses in our Consolidated Financial Statements.

(2)	The annual distribution rate for 2007 is $1.84 per common share. The distribution is declared quarterly and may be adjusted at the discretion of the Board of Trustees.

(3)	In February 2007, we purchased the industrial business and made an investment in the retail business of Parkridge Holdings Limited (“Parkridge”), a European developer. The total purchase price was $1.3 billion, which was financed with $741.2 million in cash, the issuance of 4.8 million shares of our common stock (valued for accounting purposes at $71.01 per share for a total of $339.5 million) and the assumption of $194.9 million of debt and other liabilities. The cash portion of the acquisition was funded with borrowings under our Global Line and $600 million from a new senior unsecured facility, which was partially repaid with proceeds from contributions this quarter.

We allocated the purchase price based on estimated fair values and recorded approximately $739.3 million of real estate assets, $156.3 million in investments in CDFS joint ventures and other unconsolidated investees, $58.1 million of cash and other tangible assets and $321.9 million of goodwill and other intangible assets included in Other Assets in our Consolidated Balance Sheets. The allocation of the purchase price was based upon preliminary estimates and assumptions and, accordingly, these allocations are subject to revision when final information is available. Revisions to the fair value allocations, which may be significant, will be recorded as adjustments to the purchase price allocations in subsequent periods and should not have a significant impact on our overall financial position or results of operations.

(4)	During the third quarter of 2007, we formed five new unconsolidated property funds in North America, Europe and Asia. We will serve as external manager of the funds and receive property and asset management fees and may also have the potential for incentive performance fees. See note 5 below, notes A-E on Page 11, and Pages 8 and 12 for further information on the new property funds.

(5)	On July 11, 2007, we completed the previously announced acquisition of all of the units in Macquarie ProLogis Trust, an Australian listed property trust (“MPR”). At the time of acquisition, MPR owned approximately 89% of ProLogis North American Properties Fund V and certain other assets. The total consideration was approximately $2.0 billion consisting of cash in the amount of $1.2 billion and assumed liabilities of $0.8 billion. The cash portion of the transaction was financed primarily with borrowings under a credit agreement (the “Credit Agreement”) among certain subsidiaries of ProLogis and certain lenders and an affiliate of Citigroup USA, Inc (“Citigroup”). The Credit Agreement provided for a $473.1 million term loan and a $646.2 million convertible loan.

On August 27, 2007, Citigroup converted $546 million of the loan into equity of a newly created property fund, ProLogis North American Industrial Fund II, which resulted in Citigroup owning 63.1% and us owning 36.9% of the equity of the property fund. We contributed the real estate assets that we owned 100% after the acquisition of MPR, and associated debt, to ProLogis North American Industrial Fund II. These transactions resulted in a net gain on contribution of $52.0 million and the recognition of $16.6 million of previously deferred proceeds from the initial contribution of the assets to ProLogis North American Properties Fund V and are reflected in CDFS Acquired Property Portfolios (see note 9) in our Statements of Earnings and FFO. In addition, during the second quarter, we entered into foreign currency forward contracts to manage the foreign currency fluctuations of the purchase price of MPR and recognized gains of $9.3 million included in earnings. These contracts settled in July and resulted in gains of $17.3 million and $26.6 million for earnings and FFO, respectively, and are reflected in Foreign Currency Exchange Gains in our Consolidated Statements.

Supplemental Information Page 7

ProLogis
Third Quarter 2007
Unaudited Financial Results
Notes to Consolidated Financial Statements (Continued)

(6)	We have varying ownership interests in unconsolidated investees. The investees primarily engage in activities similar to our CDFS business segment activities and own operating properties in China, Europe and North America. We refer to the joint ventures engaged in industrial property development and management as industrial CDFS joint ventures. In addition, certain of the CDFS joint ventures engage in land, retail and commercial development and management and we refer to these joint ventures as non-industrial CDFS joint ventures. We have ownership interests in all of the CDFS joint ventures ranging from 15% to 50%. We also have varying ownership interests in other unconsolidated investees that primarily own and operate industrial, office and hotel properties.

(7)	Represents rental income earned and rental expenses incurred while we own a property directly. Under the terms of the respective lease agreements, some or all of our rental expenses are recovered from our customers. Amounts recovered are included as a component of rental income. Rental expenses also include our direct expenses associated with the management of the properties owned by the property funds. For properties that have been contributed to property funds, we recognize our share of the total operations of the property funds under the equity method and present these amounts below operating income in our Consolidated Statements of Earnings and FFO.

(8)	In our Consolidated Statements of Earnings, rental income includes the following (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Rental income	$213,839	$176,436	$615,877	$515,886
Rental expense recoveries	58,187	46,471	163,359	131,666
Straight-lined rents	10,553	9,588	33,878	25,488

	$282,579	$232,495	$813,114	$673,040

(9)	In our CDFS business segment, we develop real estate properties primarily with the intent to contribute to a property fund in which we have an ownership interest and act as manager, or to sell to third parties. Additionally, we acquire properties with the intent to rehabilitate and/or reposition the property in the CDFS business segment prior to contributing to a property fund. This includes us acquiring a portfolio of properties with the intent of contributing the portfolio to an existing or future property fund. We include the income generated in the CDFS business segment in our computation of FFO and EBITDA.

During the third quarter of 2007, we made contributions to three of the newly formed property funds; ProLogis North American Industrial Fund II (see note 5 on Page 7), ProLogis Mexico Industrial Fund and ProLogis European Properties Fund II. Each of these contributions included a portfolio of assets that were acquired with the intention of contributing to future property funds at or slightly above our acquisition cost. We have segregated the proceeds and costs and included them in Acquired Property Portfolios in our Statements of Earnings and FFO. See Pages 16 and 17 for additional information on the CDFS dispositions.

(10)	When we contribute a property to an entity in which we have an ownership interest, we do not recognize a portion of the proceeds in our computation of the gain resulting from the contribution. The amount of the proceeds that we defer is based on our continuing ownership interest in the contributed property that arises due to our ownership interest in the entity acquiring the property. We defer this portion of the proceeds by recognizing a reduction to our investment in the applicable unconsolidated investee. We adjust our proportionate share of the earnings or losses that we recognize under the equity method in later periods to reflect the entity’s depreciation expense as if the depreciation expense was computed on our lower basis in the contributed assets rather than on the entity’s basis in the contributed assets. If a loss results when a property is contributed, the entire loss is recognized when it is known.

When a property that we originally contributed to an unconsolidated investee is disposed of to a third party, we recognize a gain during the period that the disposition occurs related to the proceeds we had previously deferred, in addition to our proportionate share of the gain or loss recognized by the entity. Further, during periods when our ownership interest in an unconsolidated investee decreases, we recognize gains to the extent that proceeds were previously deferred to coincide with our new ownership interest in the unconsolidated investee.

See Page 17 for amounts deferred related to contributions made and for proceeds recognized that were previously deferred in the first three quarters of 2007 and 2006. As of September 30, 2007, the cumulative gross proceeds that we have not recognized in computing gains was $456.5 million on CDFS property dispositions and $79.2 million on non-CDFS property dispositions.

Supplemental Information Page 7a

ProLogis
Third Quarter 2007
Unaudited Financial Results
Notes to Consolidated Financial Statements (Continued)

(11)	On January 4, 2006, we purchased the 80% ownership interests in each of ProLogis North American Properties Funds II, III and IV (collectively “Funds II-IV”) from our fund partner. On March 1, 2006, we contributed substantially all of the assets and associated liabilities to the ProLogis North American Industrial Fund, which was formed in February 2006. In connection with these transactions, we recognized the following amounts in the respective financial statement line items, during the first quarter of 2006 (in thousands) after deferral of $17.9 million, due to our continuing ownership interest in the ProLogis North American Industrial Fund:

	Statements of	Statements of
	Earnings	FFO
CDFS disposition proceeds — developed and repositioned properties (a)	$12,492	$12,958
Property management and other fees and incentives (b)	$21,958	$21,958
Earnings from unconsolidated property funds (c)	$37,113	$27,916
(a)	Represents the recognition of the proceeds that we had previously deferred as part of CDFS proceeds upon the initial contributions of the properties to Funds II-IV.

(b)	Represents an incentive return we earned due to certain return levels achieved by our fund partner upon the termination of Funds II-IV.

(c)	Represents our proportionate share of the gain on termination recognized by Funds II-IV on a depreciated basis (earnings) and on an undepreciated basis (FFO).
(12)	During the first quarter of 2007, we recorded $8.0 million of employee departure costs, including $5.0 million related to the departure of our Chief Financial Officer in March 2007 and $3.0 million related to employees whose responsibilities became redundant after the acquisition of Parkridge (see note 3 on Page 7).

(13)	During the second quarter of 2007, we recognized an impairment charge of $12.6 million related to certain properties in our property operations segment.

(14)	The following table presents the components of interest expense (in thousands). The increase in interest expense before capitalization is primarily the result of increased debt levels due to the acquisitions of Parkridge and MPR and property acquisitions, as well as our increased development activities, which also accounts for the increase in capitalized interest.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Gross interest expense	$137,262	$101,859	$370,138	$291,826
Net premium recognized	(1,126)	(3,471)	(6,813)	(10,574)
Amortization of deferred loan costs	2,536	2,124	7,827	5,482

Interest expense before capitalization	138,672	100,512	371,152	286,734
Less: capitalized amounts	(30,708)	(23,095)	(83,897)	(69,801)

Net interest expense	$107,964	$77,417	$287,255	$216,933

(15)	In addition to contributions of CDFS properties, we occasionally contribute properties from our property operations segment to unconsolidated property funds in which we have continuing interests through our equity ownership. During the third quarter of 2007, we contributed 11 such properties to ProLogis Mexico Industrial Fund, as well as recognized previously deferred proceeds related to properties sold to a third party by a property fund. During the second quarter of 2007, we contributed 66 properties to ProLogis North American Industrial Fund. During the nine months ended September 30, 2006, we contributed 12 properties to unconsolidated property funds. The gains related to the dispositions of properties from our property operations segment are included in earnings but are not included in our calculation of FFO.

Supplemental Information Page 7b

ProLogis
Third Quarter 2007
Unaudited Financial Results
Notes to Consolidated Financial Statements (Continued)

(16)	Foreign currency exchange gains and losses that are recognized as a component of net earnings generally result from: (i) remeasurement and/or settlement of certain debt transactions between us and our foreign consolidated subsidiaries and foreign unconsolidated investees (depending on the type of loan, the currency in which the loan is denominated and the form of our investment); (ii) remeasurement and/or settlement of certain third party debt of our foreign consolidated subsidiaries (depending on the currency in which the loan is denominated); and (iii) mark-to-market adjustments related to derivative financial instruments utilized to manage foreign currency risks. We generally exclude these types of foreign currency exchange gains and losses from our defined FFO measure and also from our computation of EBITDA.

Foreign currency exchange gains and losses that result from transactions (including certain intercompany debt and equity investments) that are settled in a currency other than the reporting entity’s functional currency and from the settlement of derivative financial instruments utilized to manage foreign currency risks are included in our defined FFO measure and in our computation of EBITDA.

(17)	Current income tax is generally a function of the level of income recognized by our taxable subsidiaries operating primarily in the CDFS business segment, state income taxes, taxes incurred in foreign jurisdictions and interest associated with our income tax liabilities. Deferred income tax is generally a function of the period’s temporary differences (items that are treated differently for tax purposes than for financial reporting purposes), the utilization of tax net operating losses generated in prior years that had been previously recognized as deferred tax assets and deferred tax liabilities related to indemnification agreements related to contributions to certain property funds.

In connection with purchase accounting, we record all of the acquired assets and liabilities at the estimated fair values at the date of acquisition. For our taxable subsidiaries, we generally recognize the deferred tax liabilities that represent the tax effect of the difference between the tax basis carried over and the fair values of these assets at the date of acquisition. As taxable income is generated in these subsidiaries, we recognize a deferred tax benefit in earnings as a result of the reversal of the deferred tax liability previously recorded at the acquisition date and we record current income tax expense representing the entire current income tax liability. In our calculation of FFO, we only include the current income tax expense to the extent the associated income is recognized for financial reporting purposes.

(18)	Properties disposed of to third parties are considered to be discontinued operations unless such properties were developed under a pre-sale agreement. During the nine months ended September 30, 2007, we disposed of 71 such properties to third parties, four of which were CDFS, as well as land subject to a ground lease.

The operations of the properties disposed of to third parties during 2007 and the aggregate gains recognized upon their dispositions are presented as discontinued operations in our Consolidated Statements of Earnings for all periods presented. In addition, the operations of 89 properties disposed of during 2006 (15 of which were CDFS business assets) are presented as discontinued operations. As of September 30, 2007 and December 31, 2006, we had one property and eight properties, respectively, that were classified as held for sale and accordingly, the operations of these properties are included in discontinued operations and the respective assets and liabilities are presented separately in our Consolidated Balance Sheets. Interest expense included in discontinued operations represents interest directly attributable to these properties.

The components that are presented as discontinued operations (excluding the gains recognized upon disposition) are as follows (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Rental income	$549	$11,412	$7,066	$50,316
Rental expenses	(213)	(2,724)	(2,970)	(22,534)
Depreciation and amortization	(7)	(2,087)	(2,240)	(9,148)
Interest expense	—	—	—	(874)

	$329	$6,601	$1,856	$17,760

For purposes of our Consolidated Statements of FFO, we do not segregate discontinued operations. In addition, in the calculation of FFO we include the CDFS disposition proceeds and the cost of CDFS dispositions for all CDFS properties disposed of during the period, including those classified as discontinued operations.

Supplemental Information Page 7c

ProLogis
Third Quarter 2007
Unaudited Financial Results
Notes to Consolidated Financial Statements (Continued)

(19)	We report our investments in the property funds, CDFS joint ventures and other unconsolidated investees under the equity method. For purposes of calculating FFO and EBITDA, the net earnings of each of our unconsolidated investees is adjusted to be consistent with our calculation of these measures.

(20)	Consists primarily of adjustments to the amounts we recognize under the equity method that are necessary to recognize the amount of gains not recognized at the contribution date due to the deferral of certain proceeds based on our ownership interest in the unconsolidated investee acquiring the property. See note 10 on Page 7a. In addition, this amount represents the adjustment to the amounts we recognize under the equity method on dispositions made by the unconsolidated investees to reflect the gain on sale on an undepreciated basis for FFO.

(21)	Effective January 1, 2007, we implemented Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109” (“FIN 48”), which resulted in an increase to our income tax liabilities and a reduction to the January 1, 2007 balance of Retained Earnings of $9.3 million.

Supplemental Information Page 7d

ProLogis
Third Quarter 2007
Unaudited Financial Results
Investments in and Advances to Unconsolidated Investees
(in thousands)

	September 30,	December 31,
	2007	2006

Property funds (see pages 10 and 11):
ProLogis European Properties	$520,817	$430,761
ProLogis European Properties Fund II (see note A on Page 11)	74,594	—
ProLogis California LLC	111,123	112,915
ProLogis North American Properties Fund I	28,006	30,902
ProLogis North American Properties Fund V (see note B on Page 11)	—	53,331
ProLogis North American Properties Funds VI-X	113,707	115,837
ProLogis North American Properties Fund XI	31,016	31,871
ProLogis North American Industrial Fund	102,169	72,053
ProLogis North American Industrial Fund II (see note B on Page 11)	296,927	—
ProLogis North American Industrial Fund III (see note C on Page 11)	134,490	—
ProLogis Mexico Industrial Fund (see note D on Page 11)	34,603	—
ProLogis Japan Properties Fund I	84,102	87,705
ProLogis Japan Properties Fund II (see note J on Page 11)	184,438	46,465
ProLogis Korea Fund (see note E on Page 11)	6,786	—

Total property funds	1,722,778	981,840

CDFS joint ventures	381,838	203,310

Other unconsolidated investees	104,638	114,547

Total investments in and advances to unconsolidated investees	$2,209,254	$1,299,697

Land Owned and Controlled
(dollars in thousands)

	As of September 30, 2007
	Acres	Investment
Direct investment:
Land owned:
North America	5,713	$978,041
Europe	2,907	1,025,399
Asia	622	238,129

Total land owned (see Page 6)	9,242	$2,241,569

Land controlled (under contract/option) (A):
North America	2,142
Europe	2,905
Asia	428

Total land controlled	5,475

Total Direct Investment	14,717

Unconsolidated investees (owned and controlled):
Property funds:
North America (owned)	62

CDFS joint ventures (B):
North America (owned and controlled)	487
Europe (owned and controlled)	11
Asia (owned and controlled)	114

Total CDFS joint ventures	612

Total unconsolidated investees	674

Total land owned and controlled	15,391

COMMENTS

(A)	Costs incurred, if any, are included in investments in real estate assets, other investments in our Consolidated Balance Sheets.

(B)	Includes land for industrial development only.
Supplemental Information Page 8

ProLogis
Third Quarter 2007
Unaudited Financial Results
Components of Net Asset Value (A)
(in thousands, except for percentages)

Income Items
	Third		ProLogis’
	Quarter 2007		Weighted Average		Pro Rata
	Pro Forma		Ownership		Annualized
	NOI (B)		Interest		Pro Forma NOI
Direct owned properties (B)	$207,489	x	100.0%	x 4	$829,956

Property funds — North America (B)	$146,575	x	29.4%	x 4	$172,372

Property funds — Asia (B)	$56,036	x	20.0%	x 4	$44,826

Actual
Third Quarter
2007
Fee income (includes all property funds) (see Page 10)	$27,095
Gains on dispositions of CDFS business assets recognized in FFO	$230,123
Disposition proceeds not recognized in FFO, net of amounts recognized that had been previously deferred (see Page 17)	$85,286
Development management and other income	$10,321

Balance Sheet Items	-as of September 30, 2007

Investment in PEPR (based on the trading price of the units) (C)	$813,652

Investment in PEPF II (D)	$62,809

Discontinued operations — assets held for sale, net of liabilities	$18,134

Investments in unconsolidated investees other than property funds (see Page 8):
CDFS joint ventures	$381,838
Other unconsolidated investees	104,638

Total investments in unconsolidated investees other than property funds	$486,476

Investments in land and development projects:
Development projects in process (see Pages 6 and 18a)	$1,242,359
Land held for development (see Pages 6 and 8)	2,241,569

Total investments in land and development projects	$3,483,928

Other assets:
Cash and cash equivalents	$550,272
Deposits, prepaid assets and other tangible assets (E)	940,150
Accounts and notes receivable	400,993
Our share of other tangible assets of the North American and Asian property funds (F)	79,075

Total other assets	$1,970,490

Liabilities and preferred equity:
Total liabilities, excluding discontinued operations	$(11,139,740)
Our share of third party debt of the North American and Asian property funds (see Page 10) (F)	(1,811,117)
Our share of other third party liabilities of the North American and Asian property funds (F)	(83,465)

Total liabilities	(13,034,322)
Preferred shares	(350,000)

Total liabilities and preferred equity	$(13,384,322)

Consolidated Balance Sheets are on Page 6.
Net Asset Value Discussion
We consider Net Asset Value to be a useful tool to estimate the fair value of common shareholder equity. The assessment of the fair value of a particular segment of our business is subjective in that it involves estimates and can be performed using various methods. Therefore, we have presented the financial results and investments related to our business segments that we believe are important in calculating our Net Asset Value but have not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation.
Comments are on Page 9a.
Supplemental Information Page 9

ProLogis
Third Quarter 2007
Unaudited Financial Results
Comments to Components of Net Asset Value
(in thousands)
Comments relate to Page 9.

COMMENTS

(A)	The components of Net Asset Value provided on Page 9 do not consider the potential growth in rental and fee income streams or the franchise value associated with our global operating platform and the ProLogis Operating System®.

(B)	A reconciliation of rental income and rental expenses computed under GAAP to pro forma net operating income (NOI) for purposes of the Net Asset Value calculation for us and the property funds, excluding ProLogis European Properties (PEPR) and ProLogis European Properties Fund II (PEPF II), for the three months ended September 30, 2007 is as follows (amounts in thousands). PEPR has publicly traded units and PEPF II is subject to periodic third party valuations and therefore, separate calculations using pro forma NOI are not necessary (see comments C and D below).

			ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis
		ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	Mexican	Japan	Japan	ProLogis
		California	Properties	Properties	Properties	Industrial	Industrial	Industrial	Industrial	Properties	Properties	Korea
	ProLogis	LLC	Fund I	Funds VI - X	Fund XI	Fund	Fund II	Fund III	Fund	Fund I	Fund II	Fund

Calculation of pro forma NOI (a):
Rental income (see Pages 2 and 10)	$282,579	$21,736	$11,002	$31,285	$6,057	$45,365	$15,647	$24,831	$1,324	$22,787	$24,324	$170
Straight-lined rents and amortization of lease intangibles (b)	(9,428)	1	(42)	(793)	9	(393)	(205)	(1,144)	(39)	70	(1,207)	—
Net termination fees and adjustments (c)	(358)	—	—	3	—	(23)	—	(80)	—	—	—	—

Adjusted rental income	272,793	21,737	10,960	30,495	6,066	44,949	15,442	23,607	1,285	22,857	23,117	170

Rental expenses (see Pages 2 and 10)	(73,473)	(4,231)	(2,397)	(7,893)	(1,599)	(11,858)	(3,270)	(4,452)	(205)	(3,220)	(2,913)	(17)
Certain fees paid to ProLogis (d)	—	182	107	232	55	470	—	224	—	—	—	—

Adjusted rental expenses	(73,473)	(4,049)	(2,290)	(7,661)	(1,544)	(11,388)	(3,270)	(4,228)	(205)	(3,220)	(2,913)	(17)

Adjusted NOI	199,320	17,688	8,670	22,834	4,522	33,561	12,172	19,379	1,080	19,637	20,204	153
Other adjustments (e) (f)	8,169	—	—	—	—	—	20,598	2,588	3,483	—	15,956	86

Pro forma NOI	$207,489	$17,688	$8,670	$22,834	$4,522	$33,561	$32,770	$21,967	$4,563	$19,637	$36,160	$239

(a)	Pro forma NOI represents: (i) rental income computed under GAAP for each applicable property, including rental expense recoveries, with certain adjustments (see (b) and (c) below); (ii) less rental expenses computed under GAAP for each applicable property adjusted to exclude certain fees paid to us that have been recognized as rental expenses by the property funds (see (d) below); (iii) as adjusted to reflect CDFS business assets (completed developments and repositioned acquisitions) at a stabilized yield for the entire period (see (e) below); and (iv) as adjusted to present a full period of operations for those properties that were not stabilized for the entire period (see (f) below).

(b)	Straight-lined rents and amortization of above and below market leases are removed from rental income computed under GAAP to allow for the calculation of a cash yield.

(c)	Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer’s rent leveling asset or liability, if any, that has been previously recognized under GAAP. Removing the net termination fees from rental income allows for the calculation of pro forma NOI to include only rental income that is indicative of the property’s recurring operating performance.

(d)	These miscellaneous fees are removed because they represent costs that are specific to the ownership structures of the individual property fund and are not necessarily indicative of expenses that would be incurred under other structures.

(e)	For ProLogis, the NOI generated by CDFS business assets (completed developments and repositioned acquisitions) is removed and replaced with NOI that is computed by applying each property’s projected yield at the time the property was developed or acquired to the gross book basis of the property at September 30, 2007.

(f)	For ProLogis and the property funds, NOI is adjusted to reflect a full period of operations for properties that were acquired during the three-month period and to remove the NOI for properties disposed of during the three-month period, if any. See Page 16.
(C)	At September 30, 2007, the Net Asset Value of our investment in PEPR was estimated as follows (in thousands, except per unit amounts):

Number of equity units held by us on September 30, 2007	47,454
Price per unit at September 30, 2007, in euros (a)	11.85

Total in euros	562,330
Euro to U.S. dollar exchange rate at September 30, 2007	1.4179

Total in U.S. dollars	$797,328
Net amounts owed to us	16,324

Total Net Asset Value at September 30, 2007	$813,652

(a)	Based on the closing price of PEPR units on the Euronext Amsterdam stock exchange.
(D)	PEPF II made its first acquisition of assets from us during September 2007. Therefore, we have estimated the Net Asset Value of our investment in PEPF II as of September 30, 2007 as follows (in thousands):

Aggregate cost of assets acquired from us in September 2007	612,000
Less aggregate debt outstanding at September 30, 2007	350,659

Total in euros	261,341
Euro to U.S. dollar exchange rate at September 30, 2007	1.4179

Total Net Asset Value at September 30, 2007	$370,556
Our direct ownership interest at September 30, 2007	16.95%

Total Net Asset Value of our Investment at September 30, 2007	$62,809

(E)	These items are reflected in our Consolidated Balance Sheets as components of other assets and investments in real estate assets — other investments.

(F)	Excludes PEPR and PEPF II. See comments C and D.
Supplemental Information Page 9a

ProLogis
Third Quarter 2007
Unaudited Financial Results
Unconsolidated Property Funds — Summarized Information
(in thousands of dollars, except percentages)

		North
	European	American	Asian
	Funds (A)	Funds (B)(C)(D)	Funds (E)	Total
	For the Three Months Ended September 30, 2007
EBITDA, FFO and net earnings for the property funds, combined:
Rental income	$120,819	$161,629	$47,281	$329,729
Rental expenses	(20,042)	(36,827)	(6,150)	(63,019)

Net operating income from properties	100,777	124,802	41,131	266,710

G&A and other expense, net	(10,448)	(1,740)	(4,040)	(16,228)
Gain on disposition of CDFS business assets (F)	32,518	—	—	32,518
				-
EBITDA of the property funds	122,847	123,062	37,091	283,000

Interest expense	(39,907)	(64,441)	(8,729)	(113,077)
Current income tax expense	(9,472)	(287)	—	(9,759)

FFO of the property funds	73,468	58,334	28,362	160,164

Real estate related depreciation and amortization	(24,813)	(53,975)	(11,359)	(90,147)
Other income (expense), including deferred tax, foreign currency and gains on disposition of non-CDFS business assets (F)	99,971	4,744	51	104,766

Net earnings of the property funds	$148,626	$9,103	$17,054	$174,783

Our average ownership interest for the period (G)	24.8%	28.5%	20.0%	25.2%

Our share of EBITDA, FFO and net earnings of the property funds, combined:

Our share of the property fund’s EBITDA	$30,327	$34,281	$7,418	$72,026
Fees paid to us (H)	10,139	11,487	5,469	27,095
Amortization adjustments (I)	—	18	436	454

EBITDA recognized by us	$40,466	$45,786	$13,323	$99,575

Our share of the property fund’s FFO	$18,123	$16,601	$5,672	$40,396
Fees paid to us (H)	10,139	11,487	5,469	27,095
Amortization adjustments (I)	—	(902)	437	(465)

FFO recognized by us	$28,262	$27,186	$11,578	$67,026

Our share of the property fund’s net earnings	$36,488	$4,440	$3,411	$44,339
Fees paid to us (H)	10,139	11,487	5,469	27,095
Amortization adjustments (I)	679	723	947	2,349
				-
Net earnings recognized by us	$47,306	$16,650	$9,827	$73,783

	As of September 30, 2007
Selected Balance Sheet Items of the Property Funds, combined:

Operating properties, before depreciation (J)	$5,829,354	$8,831,204	$3,536,401	$18,196,959

Other assets, net of other liabilities	$329,461	$211,399	$(7,975)	$532,885

Total assets, before depreciation, net of other liabilities	$6,158,815	$9,042,603	$3,528,426	$18,729,844

Third party debt	$3,186,081	$5,230,798	$1,801,485	$10,218,364

Our ownership interest at end of period (K)	24.8%	28.0%	20.0%	25.4%
				=

Our share of third party debt	$790,849	$1,450,820	$360,297	$2,601,966

Our share of total assets, before depreciation, net of other liabilities	$1,529,087	$2,531,774	$705,685	$4,766,546

See our Consolidated Statements of Earnings on Pages 2 and 2a, Consolidated Statements of FFO on Pages 3 and 3a, the Reconciliations of Net Earnings to FFO on Page 4 and the Reconciliations of Net Earnings to EBITDA on Page 5.
Comments are on Page 11.
Supplemental Information Page 10

ProLogis
Third Quarter 2007
Unaudited Financial Results
Notes to Unconsolidated Property Funds

(A)	In the third quarter of 2007, we formed a new European property fund, ProLogis European Properties Fund II (“PEPF II”). This property fund will function as an open-end, infinite-life fund with a total capacity of up to €7.5billion ($10.1 billion), including equity of €3.0 billion ($4.0 billion) and targeted leverage of 50% to 60%. Our initial interest in PEPF II is 24.4%, including a 16.9% direct interest in the fund, along with a 7.5% indirect interest through our 24.9% investment in ProLogis European Properties (“PEPR”), which owns approximately 30% of PEPF II. In September 2007, we contributed an initial portfolio of 24 buildings for aggregate proceeds of $863.3 million. This initial contribution included a portfolio of stabilized assets we had previously acquired in February as part of the Parkridge transaction discussed in note 3 on Page 7. The property fund financed the acquisition with bridge financing and equity.

(B)	In the third quarter of 2007, we formed a new property fund, ProLogis North American Industrial Fund II in which we own 36.9% of the equity. We contributed the real estate assets that we owned 100% after the acquisition of MPR, and the associated bridge debt, into the property fund on August 27, 2007 (see note 5 on Page 7).

(C)	On July 11, 2007, we formed a new property fund, ProLogis North American Industrial Fund III, to acquire a portfolio of industrial properties. The total consideration for the acquisition was approximately $1.8 billion, including transaction costs. The acquisition included 122 properties, comprising 24.7 million square feet of distribution space in Reno and Las Vegas, Nevada; Eastern Pennsylvania; Chicago, Illinois and Southern California. Our investment represents a 20% ownership interest in this newly formed property fund. The remaining 80% of the property fund is owned by an affiliate of Lehman Brothers, who also acted as advisor to the fund and provided interim debt financing, which the property fund intends to refinance.

(D)	In the third quarter of 2007, we formed a new property fund with several institutional investors, ProLogis Mexico Industrial Fund, which will invest in industrial properties in Mexico. This property fund is a closed-end fund with total expected capitalization of approximately $1.5 billion, including $625 million of equity and targeted leverage of 55% to 60%. Our initial interest in the fund is 20%. The fund has exclusive access to our development pipeline and stabilized acquisitions in target markets throughout Mexico. In September 2007, we contributed 32 properties for aggregate proceeds of $228.4 million, including an initial portfolio of stabilized Mexican assets that we had previously acquired with the intent to contribute to a new property fund.

(E)	In the third quarter of 2007, ProLogis Korea Fund completed the acquisition of its first industrial building. The property fund was established as a closed-end fund with a total expected capitalization of $500 million, including $250 million of equity and targeted leverage of 50%. The property fund was formed for contribution of newly developed, stabilized properties and acquisitions in South Korea. We have an ownership interest of 20% in the property fund.

(F)	In July 2007, PEPR sold a portfolio of 47 properties, which resulted in a gain of $155.8 million for earnings and $32.5 million for FFO, based on the nature of the properties being sold.

(G)	The total average ownership is weighted based on each entity’s contribution to total FFO for the period presented.

(H)	In addition to the property and asset management fees earned by us and expensed by the property funds, we earn other fees for leasing, development and other activities performed on behalf of the property funds. Certain of these fees are capitalized by the property funds (primarily leasing and development fees). We defer an amount of the leasing and development fees we earn in an amount proportionate to our ownership interest in the property fund. The deferred fees are recognized in income in future periods by reducing depreciation expense (related to the capitalized fees) when we recognize our share of the earnings or losses of the property fund under the equity method- see note I below.

(I)	This represents adjustments to the amounts that we recognize under the equity method that are necessary to adjust for differences between our investment and the property fund’s basis in certain items, primarily arising due to deferred proceeds and fees that were not recognized when earned by us due to the deferral of amounts based on our ownership interest in the property fund. For FFO and EBITDA, deferred fees and proceeds are only recognized when the underlying asset is sold to a third party by the property fund.

(J)	In addition to the formation of the new property funds, discussed in notes (A)-(E) above, in September 2007, a portfolio of 17 properties was acquired for an aggregate purchase price of $735 million, through a joint venture in which we own 20% and our current partner in Japan Properties Fund II owns the remaining 80%. In connection with the acquisition, we made a cash contribution of approximately $34 million, representing our 20% ownership.

(K)	The total ownership interest is a weighted average based on each entity’s contribution to total assets, before depreciation, net of other liabilities.
Supplemental Information Page 11

ProLogis
Third Quarter 2007
Unaudited Financial Results
Portfolio Analysis
By Ownership
(in thousands, except for percentages)

			Leased Percentage
	Square	Current	September 30,	December 31,
	Feet	Investment	2007	2006 (A)

Stabilized Portfolio (B):
Industrial Portfolio:
Direct Investment:
North America	159,042	$7,988,158	94.73%	94.14%
Europe	14,971	1,092,844	79.56%	86.23%
Asia	3,482	163,772	97.11%	100.00%

Total Direct Investment — Stabilized	177,495	9,244,774	93.50%	93.88%

CDFS Joint Ventures (C):
North America	785	27,029	72.06%	100.00%
Asia	4,285	135,133	98.31%	96.11%

Total CDFS joint ventures	5,070	162,162	94.25%	96.86%

Property Funds (C):
ProLogis California LLC	14,178	694,025	99.65%	99.01%
ProLogis North American Properties Fund I	9,406	382,567	92.27%	95.52%
ProLogis North American Properties Fund VI-X	25,397	1,513,324	91.54%	90.35%
ProLogis North American Properties Fund XI	4,315	230,896	100.00%	98.78%
ProLogis North American Industrial Fund	35,672	1,990,862	98.90%	98.48%
ProLogis North American Industrial Fund II (D)	36,106	2,139,213	95.93%	—
ProLogis North American Industrial Fund III (D)	19,427	1,387,271	99.68%	—
ProLogis Mexico Industrial Fund (D)	3,774	241,292	99.10%	—
ProLogis European Properties	56,248	4,967,342	96.83%	96.90%
ProLogis European Properties Fund II (D)	6,690	862,012	99.08%	—
ProLogis Japan Properties Fund I	7,118	1,200,491	97.87%	99.45%
ProLogis Japan Properties Fund II	14,566	2,323,974	99.92%	99.86%
ProLogis Korean Properties Fund (D)	108	11,936	100.00%	—

Total Property Funds	233,005	17,945,205	97.04%	96.63%

Total Industrial Stabilized Portfolio	415,570	$27,352,141	95.49%	95.26%
Total Retail Stabilized Portfolio	1,045	291,436	96.73%	98.90%

Total Stabilized Portfolio	416,615	$27,643,577	95.50%	95.27%

Total Operating Portfolio (E):
Industrial Portfolio:
Direct Investment:
North America	167,134	$8,323,378	92.08%	91.58%
Europe	23,177	1,696,426	62.80%	59.81%
Asia	10,616	750,476	61.80%	94.77%

Total Direct Investment — Total Portfolio	200,927	10,770,280	87.10%	88.85%

CDFS Joint Ventures (C):
North America	785	27,029	72.06%	61.84%
Asia	4,285	135,133	98.31%	95.42%

Total CDFS joint ventures	5,070	162,162	94.25%	87.37%

Property Funds (C):
ProLogis California LLC	14,178	694,025	99.65%	99.01%
ProLogis North American Properties Fund I	9,406	382,567	92.27%	95.52%
ProLogis North American Properties Fund VI-X	25,397	1,513,324	91.54%	90.35%
ProLogis North American Properties Fund XI	4,315	230,896	100.00%	98.78%
ProLogis North American Industrial Fund	35,672	1,990,862	98.90%	98.48%
ProLogis North American Industrial Fund II (D)	36,106	2,139,213	95.93%	—
ProLogis North American Industrial Fund III (D)	23,380	1,639,025	92.77%	—
ProLogis Mexico Industrial Fund (D)	3,774	241,292	99.10%	—
ProLogis European Properties	56,248	4,967,342	96.83%	96.90%
ProLogis European Properties Fund II (D)	6,690	862,012	99.08%	—
ProLogis Japan Properties Fund I	7,118	1,200,491	97.87%	99.45%
ProLogis Japan Properties Fund II	14,566	2,323,974	99.92%	99.86%
ProLogis Korean Properties Fund (D)	108	11,936	100.00%	—

Total Property Funds	236,958	18,196,959	96.40%	96.63%

Total Industrial Portfolio	442,955	$29,129,401	92.16%	92.44%
Total Retail Portfolio	1,232	327,220	93.89%	97.62%

Total Operating Portfolio	444,187	$29,456,621	92.16%	92.46%

COMMENTS

(A)	At December 31, 2006, the stabilized portfolio consisted of 371,095 square feet and the total operating portfolio consisted of 391,421 square feet.

(B)	We define our stabilized properties as those properties where the capital improvements, repositioning efforts, new management and new marketing programs for acquisitions or developments, and marketing programs in the case of newly developed properties, have been in effect for a sufficient period of time, generally 12 months. A property enters the stabilized pool at the earlier of 12 months or when it becomes substantially occupied, generally defined as 93%.

(C)	The investment amount represents the CDFS industrial joint venture’s/property fund’s basis in the real estate.

(D)	This property fund made its first acquisition of properties during the third quarter of 2007. See notes on Page 11 for further information on these property funds.

(E)	The total operating portfolio consists of both stabilized properties and prestabilized properties.
Supplemental Information Page 12

ProLogis
Third Quarter 2007
Unaudited Financial Results
Portfolio Analysis (Continued)
By Geographic Area and Asset Classification
(in thousands, except for percentages)

			Leased Percentage
	Square	Current	September 30,	December 31,
	Feet	Investment	2007	2006 (A)

Stabilized Portfolio (B):
North America:
Direct Investment
Operating properties	149,384	$7,688,275	95.04%	94.24%
CDFS properties — repositioned acquisitions	3,982	201,748	86.76%	91.84%
CDFS properties — completed developments	6,721	389,571	92.87%	95.19%

Total Direct Investment — North America	160,087	8,279,594	94.73%	94.16%

CDFS joint ventures (C)	785	27,029	72.06%	100.00%
Property Funds (C)	148,275	8,579,450	96.71%	96.15%

Total North America Stabilized Portfolio	309,147	16,886,073	95.63%	94.96%

Europe:
Direct Investment
CDFS properties — repositioned acquisitions	5,196	394,939	77.94%	89.86%
CDFS properties — completed developments	9,774	697,905	80.42%	85.47%

Total Direct Investment — Europe	14,971	1,092,844	79.56%	86.23%

Property Funds (C)	62,938	5,829,354	97.07%	96.90%

Total Europe Stabilized Portfolio	77,909	6,922,198	93.70%	95.40%

Asia:
Direct Investment
CDFS properties — repositioned acquisitions	1,740	103,206	97.26%	100.00%
CDFS properties — completed developments	1,742	60,566	96.96%	100.00%

Total Direct Investment — Asia	3,482	163,772	97.11%	100.00%
CDFS joint ventures (C)	4,285	135,133	98.31%	96.11%
Property Funds (C)	21,792	3,536,401	99.25%	99.62%

Total Asia Stabilized Portfolio	29,559	3,835,306	98.86%	99.13%

Total Stabilized Portfolio	416,615	$27,643,577	95.50%	95.27%

Operating Portfolio (D):
North America:
Total North America Stabilized Properties	309,147	$16,886,073	95.63%	94.96%
Prestabilized Properties
Operating properties	2,048	80,555	71.99%	68.47%
CDFS properties — repositioned acquisitions	603	18,088	4.48%	25.05%
CDFS properties — completed developments	5,629	272,361	33.32%	38.73%
Property Funds (C)	3,952	251,754	58.80%	—

Total Prestabilized Properties — North America	12,232	622,758	46.61%	34.95%

Total North America Operating Portfolio	321,379	17,508,831	93.76%	93.21%

Europe:
Total Europe Stabilized Properties	77,909	6,922,198	93.70%	95.40%
Prestabilized Properties
CDFS properties — repositioned acquisitions	774	54,280	40.99%	10.13%
CDFS properties — completed developments	7,432	549,302	31.32%	35.15%

Total Prestabilized Properties — Europe	8,206	603,582	32.23%	31.13%

Total Europe Operating Portfolio	86,115	7,525,780	87.85%	88.04%

Asia:
Total Asia Stabilized Properties	29,559	3,835,306	98.86%	99.13%
Prestabilized Properties
CDFS properties — repositioned acquisitions	1,220	29,117	—	—
CDFS properties — completed developments	5,914	557,587	53.75%	87.27%

Total Prestabilized Properties — Asia	7,134	586,704	44.56%	86.41%

Total Asia Operating Portfolio	36,693	4,422,010	88.30%	97.46%

Total Operating Portfolio	444,187	$29,456,621	92.16%	92.46%

Comments are on Page 12.
Supplemental Information Page 12a

ProLogis
Third Quarter 2007
Unaudited Financial Results
Lease Expirations
Total Operating Portfolio — Lease Expirations (A)
(in thousands, except for percentages)

Direct Investment
			Percentage of
	Square	Annual Base	Total Annual
	Footage	Rents (B)	Base Rents

2007 (C)	11,073	$44,535	5.63%
2008	26,724	118,326	14.95%
2009	29,283	121,951	15.40%
2010	26,011	116,113	14.67%
2011	23,752	107,864	13.62%
2012	22,980	112,064	14.15%
2013	7,825	36,701	4.64%
2014	9,254	43,165	5.45%
2015	2,573	14,843	1.87%
2016	5,516	26,405	3.33%
2017	3,522	27,542	3.48%
Thereafter	2,726	22,250	2.81%

Totals	171,239	$791,759	100.00%

Property Funds and Industrial CDFS Joint Ventures
			Percentage of
	Square	Annual Base	Total Annual
	Footage	Rents (B)	Base Rents

2007 (C)	10,342	$46,491	3.46%
2008	27,349	123,647	9.20%
2009	30,923	153,170	11.39%
2010	26,751	142,540	10.60%
2011	29,251	149,069	11.09%
2012	23,059	140,539	10.45%
2013	12,744	73,772	5.49%
2014	12,201	80,890	6.02%
2015	16,172	105,448	7.84%
2016	18,674	122,146	9.09%
2017	8,909	67,894	5.05%
Thereafter	15,740	138,813	10.32%

Totals	232,115	$1,344,419	100.00%

COMMENTS (square feet in thousands)

(A)	Assumes customers do not exercise renewal options.

(B)	Represents annualized base rents at lease expiration. As of September 30, 2007, the weighted average base rent per square foot was $4.43 (direct investment) and $5.64 (property funds and industrial CDFS joint ventures).

(C)	Includes amounts leased on a month-to-month basis of 2,642 square feet (direct investment) and 2,333 square feet (property funds and industrial CDFS joint ventures).
Supplemental Information Page 13

ProLogis
Third Quarter 2007
Unaudited Financial Results
Top 25 Customers
Total Operating Portfolio — By Annualized Base Rent (A)(B)

		Percentage of
		Annualized		Number
Rank	Customer Name	Base Rent (C)		of Leases

1	Deutsche Post AG (DHL)	3.35%		83
2	Matsushita Electric Indust. Co. Ltd	2.55%		19
3	CEVA Logistics	1.62%		28
4	Hitachi Transport	1.42%		18
5	NYK Group	1.23%		18
6	Home Depot, Inc.	1.10%		15
7	Kuehne & Nagel	1.01%		27
8	Unilever	1.00%		7
9	Nippon Express Group	0.97%		20
10	NOL Group (Neptune Orient Lines)	0.92%		20
11	Geodis	0.82%		14
12	Kraft Foods, Inc.	0.74%		9
13	Wincanton Logistics	0.73%		15
14	ASKUL Corporation	0.73%		3
15	PepsiCo	0.67%		10
16	Sears Holdings Corporation	0.65%		13
17	Sanyo Electric, Ltd.	0.63%		6
18	Wal-Mart Stores, Inc.	0.62%		4
19	FedEx Corporation	0.59%		23
20	Amazon.com, Inc.	0.56%		6
21	Procter & Gamble	0.55%		8
22	ID Logistics France	0.53%		7
23	Tesco plc	0.52%		7
24	FM Logistic	0.50%		6
25	Shinkai Group	0.47%		8

	Total	24.48	%(D)	394

COMMENTS (square feet in thousands)

(A)	Includes customers leasing space in properties owned directly and in properties owned by property funds and industrial CDFS joint ventures.

(B)	As of September 30, 2007, including property funds and industrial CDFS joint ventures, we had 346 Focus 500 Customers (targeted users of distribution space). These customers lease 224,503 square feet of distribution space representing 50.7% of the total industrial operating portfolio as of September 30, 2007.

(C)	Percentage is based on the annualized collected base rents as of September 30, 2007.

(D)	When considering only our direct investment properties, the top 25 customers represented 20.27% of our total annualized collected base rents as of September 30, 2007.
Supplemental Information Page 13a

ProLogis
Third Quarter 2007
Unaudited Financial Results
Leasing Activity (A)

							Weighted
	Total Leasing Activity (B)		Turnover Costs (C)		Rent Growth (D)		Average
	No. of	Square	Square		Square		Tenant
	Leases	Feet	Feet	Cost	Feet	Growth	Retention
		(in thousands)	(in thousands)		(in thousands)
First Quarter	467	23,045	17,298	$1.03	16,441	6.3%	75.0%
Second Quarter	494	26,192	17,820	$1.43	15,683	8.2%	70.9%
Third Quarter	493	28,848	18,879	$0.98	17,212	11.0%	79.0%

Year to Date	1,454	78,085	53,997	$1.14	49,336	8.5%	76.1%

Actual Capital Expenditures
For the Nine Months Ended September 30, 2007
(in thousands, except for percentages)

	Recurring				Our Ownership	Our Share of
	Capital	Tenant	Leasing	Total Capital	Percentage for	Actual Capital
	Maintenance	Improvements	Commissions	Expenditures	the Period	Expenditures

ProLogis	$28,482	$31,762	$18,333	$78,577	100.0%	$78,577
ProLogis European Properties	4,106	2,991	600	7,697	24.5%	1,886
ProLogis California LLC	1,555	795	1,611	3,961	50.0%	1,981
ProLogis North American Properties Fund I	454	1,127	638	2,219	41.3%	916
ProLogis North American Properties Fund VI-X	2,569	4,329	4,583	11,481	20.0%	2,296
ProLogis North American Properties Fund XI	49	225	360	634	20.0%	127
ProLogis North American Industrial Fund	1,920	1,799	2,711	6,430	21.6%	1,389
ProLogis North American Industrial Fund II	—	—	31	31	36.9%	11
ProLogis North American Industrial Fund III	—	—	256	256	20.0%	51
ProLogis Japan I	329	—	—	329	20.0%	66
ProLogis Japan II	178	—	—	178	20.0%	36

	$39,642	$43,028	$29,123	$111,793		$87,336

COMMENTS

(A)	Represents leasing activity for industrial and retail space in properties that are directly owned and properties that are owned by the property funds and industrial CDFS joint ventures.

(B)	Represents all leases signed during the period, including leases for space in properties that are under development.

(C)	Represents the square feet and associated costs expected to be incurred i) to prepare a space for a new tenant, except for space that is being leased for the first time (i.e., in a new development property); ii) for a lease renewal with the same tenant; and iii) for space in properties acquired, if the space was vacant at the date of acquisition. The amount provided represents the total turnover costs expected to be incurred on the leases signed during the period and does not represent actual turnover expenditures for the period.

(D)	Represents the leasing activity and associated rent growth for space that has been previously leased by us. Excludes leasing activity and rent growth for space in properties acquired, until we have leased the space.
Supplemental Information Page 14

ProLogis
Third Quarter 2007
Unaudited Financial Results
Same Store Analysis (A)

		Percentage Change in
	Square Footage			Net	Adjusted Net
	of Same Store	Rental	Rental	Operating	Operating	Average	Rent Growth
	Population	Income (B)	Expenses (C)	Income (D)	Income (E)	Occupancy	(F)

	(in thousands)
First Quarter	341,662	+ 4.94%	+ 2.51%	+ 5.62%	+ 6.40%	+ 3.61%	+ 6.90%
Second Quarter	338,738	+ 8.22%	+ 15.79%	+ 6.16%	+ 6.94%	+ 3.15%	+ 8.26%
Third Quarter	332,985	+ 5.99%	+ 8.10%	+ 5.38%	+ 5.90%	+ 2.72%	+ 9.61%

Year to Date	332,985	+ 6.40%	+ 9.04%	+ 5.67%	+ 6.37%	+ 3.08%	+ 8.35%

COMMENTS (in thousands)
(A)	A key component of our evaluation of the operating performance of our properties, our management personnel and our individual markets is a “same store” analysis. We define our same store portfolio of properties each quarter as those properties that have been in operation throughout the full quarter in both the current year and the prior year and that were also in operation at January 1st of the prior year. Accordingly, when a property is disposed of to a third party it will be removed from the population for the current quarter and the corresponding quarter of the prior year but previously presented quarterly information will not be changed. Same store statistics allow us to evaluate the actual operating performance of our operating portfolio as a consistent population from period to period and eliminates the effects of changes in the composition of the portfolio on performance measures.

In order to derive an appropriate measure of period-to-period operating performance, the percentage change computation removes the effects of foreign currency exchange rate movements by computing each property’s components in that property’s functional currency.

(B)	Rental income includes the amount of rental expenses that are recovered from customers under the terms of their respective lease agreements. In computing the percentage change in rental income for the same store analysis, rental income is adjusted to remove the net termination fees recognized for each period. Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer’s rent leveling asset that has been previously recognized, if any. Removing the net termination fees for the same store calculation allows us to evaluate the growth or decline in each property’s rental income without regard to items that are not indicative of the property’s recurring operating performance. Customer terminations are negotiated under specific circumstances and are not subject to specific provisions or rights allowed under the lease agreements.

Net termination fees and adjustments removed from rental income were $283 and ($173) for the three months ended September 30, 2007 and 2006, respectively and $2,550 and $3,229 for the nine months ended September 30, 2007 and 2006, respectively.

(C)	Rental expenses represent gross property operating expenses. In computing the percentage change in rental expenses for the same store analysis, rental expenses include property management expenses for our direct owned properties based on the property management fee that has been computed as provided in the individual agreements under which our wholly owned management company provides property management services to each property (generally the fee is based on a percentage of revenues).

(D)	In computing the percentage change in net operating income, we compute net operating income as the difference between rental income computed as described in comment B and rental expenses computed as described in comment C.

(E)	To derive adjusted net operating income, we adjust the net operating income computed as described in comment D to exclude the amount of straight-lined rents and adjustments for lease amortization recognized in each period. Lease amortization is associated with intangible assets resulting from acquisitions of operating properties that have leases in place with rental rates above or below market rates at the date of the acquisition. These above/below market leases are amortized over the remaining lease term as an adjustment to rental revenue. The straight-lined rents and amortization removed from rental income were $1,437 and $3,057 for the three months ended September 30, 2007 and 2006, respectively and $7,504 and $13,856 for the nine months ended September 30, 2007 and 2006, respectively.

(F)	Represents the weighted average rent growth associated with leasing activity for space that has been previously leased by us and/or the property funds. Excludes leasing activity and rent growth for space in properties acquired until we have leased the space.

Supplemental Information Page15

ProLogis
Third Quarter 2007
Unaudited Financial Results
Acquisitions and Dispositions
(in thousands, except for percentages)

	Three Months Ended
	September 30,	June 30,	March 31,	Year
	2007	2007	2007	to Date

Acquisitions from third parties:
Operating properties acquired by us:
Square feet	1,731	1,265	7,672	10,668
Total expected investment of assets acquired ($)	55,716	57,865	647,029	760,610
Percentage leased as of 9/30/07	29.50%	26.09%	97.20%	77.93%

Operating properties acquired by property funds:
Square feet	29,282	2,572	—	31,854
Total expected investment of assets acquired ($)	2,438,213	194,006	—	2,632,219
Percentage leased as of 9/30/07	89.28%	100.00%	—	90.15%

Dispositions:
CDFS dispositions:
Developed and repositioned properties:
Contributions to property funds:
Square feet	6,233	7,107	5,706	19,046
Net sales proceeds ($)	779,190	739,421	598,048	2,116,659

Dispositions to third parties:
Square feet	—	434	80	514
Net sales proceeds ($)	—	105,914	19,730	125,644

Land dispositions:
Net sales proceeds ($)	4,436	13,230	164,344	182,010

Total developed and repositioned properties:
Square feet	6,233	7,541	5,786	19,560
Net sales proceeds ($)	783,626	858,565	782,122	2,424,313
Post-deferral, post-tax margins	27.3%	37.8%	45.4%	36.4%

Acquired property portfolios:
Contributions to property funds:
Square feet	39,370	—	—	39,370
Net sales proceeds ($)	2,443,883	—	—	2,443,883
Post-deferral, post-tax margins	2.9%			2.9%

Total CDFS dispositions (see Page 17):
Square feet	45,603	7,541	5,786	58,930
Net sales proceeds ($)	3,227,509	858,565	782,122	4,868,196
Post-deferral, post-tax margins	7.7%	37.8%	45.4%	16.8%

Percentage of CDFS proceeds generated by contributions to property funds	99.9%	86.1%	76.5%	93.7%

Non-CDFS dispositions:
Contributions to property funds:
Square feet	1,048	7,448	—	8,496
Net sales proceeds ($)	62,877	364,974	—	427,851

Dispositions to third parties:
Square feet	280	4,687	426	5,393
Net sales proceeds ($)	33,679	117,506	48,694	199,879

Total all dispositions:
Square feet	46,931	19,676	6,212	72,819
Net sales proceeds ($)	3,324,065	1,341,045	830,816	5,495,926

Dispositions by property funds:
Square feet	6,019	—	306	6,325
Net sales proceeds ($)	530,126	—	30,145	560,271

Supplemental Information Page16

ProLogis
Third Quarter 2007
Unaudited Financial Results
CDFS Business Summary
(in thousands, except for percentages)
CDFS Leasing Activity

	Three Months Ended
	September 30,	June 30,	March 31,	Year
	2007	2007	2007	to Date

Square feet of leases signed on CDFS properties (A)	10,215	6,788	6,063	23,066
Square feet of leases signed on CDFS properties to repeat customers	7,481	3,086	2,237	12,804
Percentage to repeat customers	73.2%	45.5%	36.9%	55.5%

2007 Proceeds from CDFS Dispositions/Contributions by Region

	Three Months Ended				Percentage
	September 30,	June 30,	March 31,	Year	of Total
Region	2007	2007	2007	to Date	Proceeds

North America:
United States	$—	$328,863	$193,610	$522,473	10.73%
Mexico	99,032	—	—	99,032	2.03%
Canada	4,436	3,245	—	7,681	0.16%
Acquired property portfolios	2,240,800	—	—	2,240,800	46.03%

	2,344,268	332,108	193,610	2,869,986	58.95%

Europe:
Southern Europe	31,973	—	85,825	117,798	2.42%
Northern Europe	160,450	—	144,523	304,973	6.26%
Central Europe	137,739	—	37,344	175,083	3.60%
United Kingdom	349,996	111,359	18,297	479,652	9.86%
Acquired property portfolios	203,083	—	—	203,083	4.17%

	883,241	111,359	285,989	1,280,589	26.31%

Asia:
Japan	—	415,098	302,523	717,621	14.74%

CDFS proceeds before deferrals and recapture	3,227,509	858,565	782,122	4,868,196	100.00%

Deferral of Proceeds (B)	(103,321)	(66,041)	(44,695)	(214,057)
Recognition of previously deferred proceeds (B)	18,035	—	—	18,035

Total CDFS proceeds	$3,142,223	$792,524	$737,427	$4,672,174

2006 Total CDFS Proceeds

	Three Months Ended
	September 30,	June 30,	March 31,	Year
	2006	2006	2006	to Date

Net sales proceeds on transactions
before deferrals and recapture	447,103	500,280	363,551	$1,310,934
Deferral of Proceeds (B)	(18,101)	(10,317)	(23,608)	(52,026)
Recognition of previously deferred proceeds (B)	—	1,577	13,298	14,875

Total CDFS proceeds	$429,002	$491,540	$353,241	$1,273,783

COMMENTS
(A)	Represents the initial leasing activity in completed industrial and retail developments or repositioned acquisitions signed during the period, including industrial CDFS joint ventures.

(B)	When we contribute properties to an entity in which we have an ownership interest, we do not recognize a portion of the proceeds in our computation of the gain resulting from the contribution, due to our continuing ownership interest, until the property is sold to a third party. See note 10 on Page 7a.

Supplemental Information Page 17

ProLogis
Third Quarter 2007
Unaudited Financial Results
CDFS Business Summary (Continued)
(in thousands, except for percentages)
CDFS Asset Pipeline and Leasing Status by Product Classification

	September 30, 2007
	Square
	Feet	Investment (A)	Leased

Completed Developments and Acquired Properties (B):
North America:
CDFS properties — repositioned acquisitions (C)	4,585	$219,836	75.94%
CDFS properties — completed developments	12,350	661,932	65.73%

Total CDFS Operating Properties — North America	16,935	881,768	68.49%

Europe:
CDFS properties — repositioned acquisitions (D)	5,970	449,219	73.15%
CDFS properties — completed developments	17,206	1,247,207	59.21%

Total CDFS Operating Properties — Europe	23,176	1,696,426	62.80%

Asia:
CDFS properties — repositioned acquisitions	2,960	132,323	57.18%
CDFS properties — completed developments	7,656	618,153	63.58%

Total CDFS Operating Properties — Asia	10,616	750,476	61.80%

Total Acquired and Developed Properties	50,727	3,328,670	64.49%

Properties Under Development — Direct Owned (B):
North America	11,352	617,138	24.18%
Europe	14,362	1,163,353	17.19%
Asia	10,893	970,940	20.10%

Total Properties Under Development (see Page 18a)	36,607	2,751,431	20.22%

Total CDFS Asset Pipeline — Direct Owned	87,334	$6,080,101	45.93%

Completed Properties — CDFS Joint Ventures (E):
North America	785	$13,515	72.06%
Asia	4,285	67,566	98.31%

Total Completed Properties — CDFS Joint Ventures	5,070	81,081	94.25%

Properties Under Development — CDFS Joint Ventures (E):
North America	1,307	24,472	0.00%
Asia	859	16,510	23.32%

Total Properties Under Development — CDFS Joint Ventures (see Page 18b)	2,166	40,982	9.32%

Total CDFS Asset Pipeline — CDFS Joint Ventures	7,236	$122,063	68.82%

Total CDFS Asset Pipeline (F)	94,570	$6,202,164	47.68%

CDFS Assets By Geographic Area (B)

	September 30, 2007
	Square
	Feet	Investment (A)	Leased

North America	30,379	$1,536,893	49.08%
Europe	37,538	2,859,779	45.35%
Asia	26,653	1,805,492	49.38%

Total CDFS Asset Pipeline (F)	94,570	$6,202,164	47.68%

COMMENTS
(A)	For operating properties represents current investment; for properties under development represents total expected investment.

(B)	Includes industrial and retail properties.

(C)	Repositioned acquisitions in North America include remaining properties from a portfolio of industrial properties in Mexico that we acquired in June 2006 with the intent to contribute to a property fund at or slightly above our cost. The properties aggregate 2.3 million square feet and have a total investment of approximately $129 million.

(D)	Repositioned acquisitions in Europe include remaining properties from a portfolio of industrial properties in Central Europe that we acquired in February 2007 with the intent to contribute to a property fund at or slightly above our cost. The properties aggregate 3.6 million square feet and have a total investment of approximately $315 million.

(E)	Represents 100% of the square footage and our proportionate share of the investment in industrial properties under development in CDFS joint ventures in which we have a weighted average 50% ownership interest.

(F)	Includes 100% of the properties owned directly. Also includes 100% of the square footage and our proportionate share of the investment in industrial properties under development in the CDFS joint ventures in which we have a weighted average ownership interest of 50%.

Supplemental Information Page 17a

ProLogis
Third Quarter 2007
Unaudited Financial Results
Development Summary
ProLogis and Unconsolidated Industrial CDFS Joint Ventures
(in thousands, except for costs per square foot and percentages)

	Year to date	September 30,	June 30,	March 31,
	2007	2007	2007	2007

Development Starts:
ProLogis (A):
Square feet	28,143	11,633	8,524	7,986
Total expected investment ($)	2,031,376	776,910	656,181	598,285
Cost per square foot ($)	72.18	66.79	76.98	74.92
ProLogis Unconsolidated Industrial CDFS Joint Ventures (B):
Square feet	1,916	609	947	360
Total expected investment ($)	69,886	20,941	31,630	17,315
Cost per square foot ($)	36.47	34.39	33.40	48.10
Total:
Square feet	30,059	12,242	9,471	8,346
Total expected investment ($)	2,101,262	797,851	687,811	615,600
Cost per square foot ($)	69.90	65.17	72.62	73.76

Development Completions:
ProLogis (A):
Square feet	22,773	7,454	8,437	6,882
Total expected investment ($)	1,704,598	509,684	679,920	514,994
Cost per square foot ($)	74.85	68.38	80.59	74.83
Leased percentage as of 9/30/07	55.75%	58.19%	47.09%	63.71%
ProLogis Unconsolidated Industrial CDFS Joint Ventures (B):
Square feet	109	109	—	—
Total expected investment ($)	3,653	3,653	—	—
Cost per square foot ($)	33.51	33.51	—	—
Leased percentage as of 9/30/07	100%	100.00%	—	—
Total:
Square feet	22,882	7,563	8,437	6,882
Total expected investment ($)	1,708,251	513,337	679,920	514,994
Cost per square foot ($)	74.65	67.87	80.59	74.83
Leased percentage as of 9/30/07	55.96%	58.79%	47.09%	63.71%

Under Development as of End of Period:
ProLogis (A):
Square feet		36,607	32,221	32,602
Total expected investment ($)		2,751,431	2,372,700	2,384,938
Cost per square foot ($)		75.16	73.65	73.16
Leased percentage as of 9/30/07		20.22%
ProLogis Unconsolidated Industrial CDFS Joint Ventures (B):
Square feet		2,166	1,666	869
Total expected investment ($)		81,964	64,676	40,124
Cost per square foot ($)		37.84	38.82	46.17
Leased percentage as of 9/30/07		9.32%
Total:
Square feet		38,773	33,887	33,471
Total expected investment ($)		2,833,395	2,437,376	2,425,062
Cost per square foot ($)		73.08	71.93	72.45
Leased percentage as of 9/30/07		19.61%
COMMENTS (square feet in thousands)
(A)	Detailed information is provided on Page 18a.

(B)	Represents 100% of the development activity of our industrial CDFS joint ventures operating in North America, Europe and Asia, in which we have a weighted average ownership interest of 50%. Detailed information is provided on Page 18b.

Supplemental Information Page 18

ProLogis
Third Quarter 2007
Unaudited Financial Results
Development Summary — ProLogis (A)
(in thousands, except for costs per square foot and percentages)

	September 30,	June 30,	March 31,	December 31,
	2007	2007	2007	2006

Development Starts:
North America:
Square feet	4,054	1,798	1,141	4,922
Total expected investment ($)	232,314	80,712	71,066	265,613
Cost per square foot ($)	57.30	44.89	62.28	53.96
Europe:
Square feet	5,284	4,807	2,863	5,542
Total expected investment ($)	357,175	333,113	224,881	390,945
Cost per square foot ($)	67.60	69.30	78.55	70.54
Asia:
Square feet	2,295	1,919	3,982	1,304
Total expected investment ($)	187,421	242,356	302,338	123,264
Cost per square foot ($)	81.66	126.29	75.93	94.53
Total:
Square feet	11,633	8,524	7,986	11,768
Total expected investment ($)	776,910	656,181	598,285	779,822
Cost per square foot ($)	66.79	76.98	74.92	66.27

Development Completions:
North America:
Square feet	2,464	2,842	2,000	1,825
Total expected investment ($)	151,438	127,332	101,216	144,257
Cost per square foot ($)	61.46	44.80	50.61	79.04
Leased percentage at completion (B)	46.38%	52.96%	12.44%	26.65%
Leased percentage as of 9/30/07		57.33%	44.00%	69.54%
Europe:
Square feet	3,697	3,398	2,952	3,702
Total expected investment ($)	293,798	278,596	232,346	260,500
Cost per square foot ($)	79.47	81.99	78.71	70.37
Leased percentage at completion (B)	65.75%	37.83%	53.42%	38.47%
Leased percentage as of 9/30/07		56.36%	66.40%	61.18%
Asia:
Square feet	1,293	2,197	1,930	1,772
Total expected investment ($)	64,448	273,992	181,432	204,016
Cost per square foot ($)	49.84	124.71	94.01	115.13
Leased percentage at completion (B)	58.37%	18.20%	63.24%	85.53%
Leased percentage as of 9/30/07		19.82%	80.15%	97.15%
Total:
Square feet	7,454	8,437	6,882	7,299
Total expected investment ($)	509,684	679,920	514,994	608,773
Cost per square foot ($)	68.38	80.59	74.83	83.40
Leased percentage at completion (B)	58.19%	37.80%	44.26%	47.13%
Leased percentage as of 9/30/07		47.09%	63.71%	72.29%

Under Development as of End of Period:
North America:
Square feet	11,352	9,762	10,806	11,657
Total expected investment ($)	617,138	534,256	573,236	597,888
Cost per square foot ($)	54.36	54.73	53.05	51.29
Leased percentage as of 9/30/07	24.18%
Europe:
Square feet	14,362	12,634	11,693	10,330
Total expected investment ($)	1,163,353	995,251	937,829	843,959
Cost per square foot ($)	81.00	78.78	80.20	81.70
Leased percentage as of 9/30/07	17.19%
Asia:
Square feet	10,893	9,825	10,103	8,051
Total expected investment ($)	970,940	843,193	873,873	748,542
Cost per square foot ($)	89.13	85.82	86.50	92.98
Leased percentage as of 9/30/07	20.10%
Total:
Square feet	36,607	32,221	32,602	30,038
Total expected investment ($)	2,751,431	2,372,700	2,384,938	2,190,389
Cost per square foot ($)	75.16	73.65	73.16	72.93
Leased percentage as of 9/30/07	20.22%

Construction in Progress (C):
North America ($)	279,763	264,984	250,958	256,310
Europe ($)	540,513	486,679	413,882	389,452
Asia ($)	422,083	335,470	356,773	319,080

Total Construction in Progress ($)	1,242,359	1,087,133	1,021,613	964,842

COMMENTS (square feet in thousands)
(A)	Includes ProLogis’ development activity on industrial distribution and retail properties.

(B)	Represents the leased percentage as of the end of the quarter in which the development was completed.

(C)	Includes construction in progress for land, retail and industrial distribution properties development.

Supplemental Information Page 18a

ProLogis
Third Quarter 2007
Unaudited Financial Results
Development Summary — Unconsolidated Industrial CDFS Joint Ventures (A)
(in thousands, except for costs per square foot and percentages)

	September 30,	June 30,	March 31,	December 31,
	2007	2007	2007	2006

Development Starts:
North America (B):
Square feet	—	947	360	—
Total expected investment ($)	—	31,630	17,315	—
Cost per square foot ($)	—	33.40	48.10	—
Europe (B):
Square feet	—	—	—	—
Total expected investment ($)	—	—	—	—
Cost per square foot ($)	—	—	—	—
Asia (B):
Square feet	609	—	—	273
Total expected investment ($)	20,941	—	—	12,617
Cost per square foot ($)	34.39	—	—	46.22
Total:
Square feet	609	947	360	273
Total expected investment ($)	20,941	31,630	17,315	12,617
Cost per square foot ($)	34.39	33.40	48.10	46.22

Development Completions:
North America (B):
Square feet	—	—	—	—
Total expected investment ($)	—	—	—	—
Cost per square foot ($)	—	—	—	—
Leased percentage at completion (C)	—	—	—	—
Leased percentage as of 9/30/07	—	—	—	—
Asia (B):
Square feet	109	—	—	802
Total expected investment ($)	3,653	—	—	27,078
Cost per square foot ($)	33.51	—	—	33.76
Leased percentage at completion (C)	100.00%	—	—	100.00%
Leased percentage as of 9/30/07	100.00%	—	—	100.00%
Total:
Square feet	109	—	—	802
Total expected investment ($)	3,653	—	—	27,078
Cost per square foot ($)	33.51	—	—	33.76
Leased percentage at completion (C)	100.00%	—	—	100.00%
Leased percentage as of 9/30/07	100.00%	—	—	100.00%

Under Development as of End of Period:
North America (B):
Square feet	1,307	1,307	360	—
Total expected investment ($)	48,945	48,945	17,315	—
Cost per square foot ($)	37.45	37.45	48.10	—
Leased percentage as of 9/30/07	0.00%
Europe (B):
Square feet	—	—	150	150
Total expected investment ($)	—	—	7,273	7,273
Cost per square foot ($)	—	—	48.49	48.49
Leased percentage as of 9/30/07	—
Asia (B):
Square feet	859	359	359	352
Total expected investment ($)	33,019	15,731	15,536	15,326
Cost per square foot ($)	38.44	43.82	43.28	43.54
Leased percentage as of 9/30/07	23.32%
Total:
Square feet	2,166	1,666	869	502
Total expected investment ($)	81,964	64,676	40,124	22,599
Cost per square foot ($)	37.84	38.82	46.17	45.02
Leased percentage as of 9/30/07	9.32%
COMMENTS
(A)	Includes only industrial properties owned by CDFS joint ventures.

(B)	Represents 100% of the development activity of our industrial CDFS joint ventures operating in North America, Europe and Asia, in which we have a weighted average ownership interest of 50%.

(C)	Represents the leased percentage as of the end of the quarter in which the development was completed.

Supplemental Information Page 18b

ProLogis
Third Quarter 2007
Unaudited Financial Results
Capital Structure
(in thousands, except per share amounts)
Debt Outstanding as of September 30, 2007

		Principal Maturities
		of Direct Debt
Principal Outstanding		(excluding lines of credit and assessment bonds)

Direct Debt:
Senior notes:
7.25% Notes due 2007	135,000	2007	151,894
Floating Rate Yen Notes due 2007	7,802	2008	679,344
7.10% Notes due 2008	250,000	2009	709,088
7.95% Notes due 2008	25,000	2010	556,455
Floating Rate Notes due 2009	250,000	2011	541,307
7.30% Notes due 2009	25,000	2012	703,241
7.875% Notes due 2009	18,750	2013	375,170
8.72% Notes due 2009	37,500	2014	64,661
5.25% Notes due 2010	500,000	2015	554,856
4.375% Euro Notes due 2011	493,955	2016	1,132,753
5.50% Notes due 2012	450,000	Thereafter	1,517,655
5.50% Notes due 2013	300,000	Add: premium, net	22,215

5.625% Notes due 2015	400,000		$7,008,639

7.81% Notes due 2015	100,000
9.34% Notes due 2015	50,000
5.625% Notes due 2016	550,000
5.75% Notes due 2016	400,000
8.65% Notes due 2016	50,000
7.625% Notes due 2017	100,000
Less: discount	(10,998)

Total senior notes	4,132,009

Other unsecured debt — floating rate due 2009	358,756
Convertible senior notes - 2.25% due 2037	1,230,356
Fixed rate secured debt	1,287,518
Assessment bonds	32,909
Lines of credit (see Page 20)	2,533,087

Total direct debt	9,574,635

Our share of third party debt of unconsolidated investees:
Property funds (see Page 10)	2,601,966
CDFS joint ventures	166,580
Other unconsolidated investees	42,849

	2,811,395

Total	$12,386,030

Market Capitalization as of September 30, 2007

		Market
	Shares	Price at
	or Equivalents	September 30,	Market Value
	Outstanding	2007	Equivalents

8.54% Series C Cumulative Redeemable Preferred Shares	2,000	$53.25	$106,500
6.75% Series F Cumulative Redeemable Preferred Shares	5,000	$23.28	116,400
6.75% Series G Cumulative Redeemable Preferred Shares	5,000	$23.14	115,700

	12,000		338,600

Common Shares	257,282	$66.35	17,070,661
Convertible limited partnership units (5,010 units)	5,011	$66.35	332,480

	262,293		17,403,141

Total equity			17,741,741
Total debt (including our share of third party debt of unconsolidated investees)			12,386,030

Total market capitalization (including our share of third party debt of unconsolidated investees)			$30,127,771

Supplemental Information Page 19

ProLogis
Third Quarter 2007
Unaudited Financial Results
Debt Analysis
Revolving Lines of Credit
(in thousands, except for percentages)

		Outstanding at			Weighted
	Total	September 30,	Remaining		Average
	Commitment	2007	Capacity		Interest Rate (A)

Global Line (B)	$3,612,646	$2,533,087	$1,079,559	(D)	3.87%
Other (C)	70,879	—	70,879	(E)	—

	$3,683,525	$2,533,087	$1,150,438		3.87%

Weighted Average Interest Rates and Term to Maturity

		Weighted	Weighted Average
		Average	Term to Maturity
	% of Debt	Interest Rate (A)	(in years) (F)

Lines of credit	26.45%	3.87%	n/a
Senior notes	43.16%	5.81%	5.4
Other unsecured debt	3.75%	5.18%	2.3
Convertible senior notes	12.85%	2.25%	4.5
Secured debt	13.45%	6.55%	6.0
Assessment bonds	0.34%	3.72%	8.9

Total direct debt	100.00%	4.91%	5.2
Financial Ratios

	Nine Months Ended	Year Ended
	September 30, 2007	December 31, 2006

Interest coverage ratio (G)	4.8	4.4
Fixed charge coverage ratio (H)	4.5	4.0
Total debt to total book assets (including our share of unconsolidated investees) (see Pages 1 and 19)	57.1%	55.5%
Total debt to total market capitalization (including our share of unconsolidated investees) (see Page 19)	41.1%	38.7%

COMMENTS

(A)	Represents the weighted average interest rates using local currency rates on borrowings that were outstanding at September 30, 2007.

(B)	Represents a global senior credit facility through a syndicate of banks (“Global Line”). The total commitment fluctuates in U.S. dollars based on the underlying currencies. Funds may be drawn in U.S. dollar, euro, Japanese yen, British pounds sterling, Chinese renminbi, South Korean won and Canadian dollar. Based on our public debt ratings, interest on the borrowings under the Global Line accrues at a variable rate based upon the interbank offered rate or other applicable rate in each respective jurisdiction in which the borrowings are outstanding. The Global Line matures in October 2009, excluding a 12-month extension at our option for all currencies except the renminbi, which matures in May 2009.

(C)	This facility represents a total commitment of 35 million British pounds sterling.

(D)	Excludes letters of credit outstanding with the lending banks aggregating $106.7 million at September 30, 2007.

(E)	Excludes letters of credit outstanding with the lending bank aggregating $46.3 million at September 30, 2007.

(F)	Calculated through final maturity for debt outstanding at September 30, 2007, other than the convertible senior notes. These notes are convertible at the holders option and redeemable at our option after March 2012 and, in limited circumstances, before then.

(G)	Calculated as FFO as defined on Pages 3a and 3b before impairment charges, preferred dividends, interest expense and minority interest, divided by interest expense (interest expense is net of capitalized interest and amortization of loan costs).

(H)	Calculated as FFO as defined on Pages 3a and 3b before impairment charges, preferred dividends, interest expense and minority interest, divided by combined interest expense (interest expense is net of capitalized interest and amortization of loan costs) and preferred dividends.

Supplemental Information Page 20

ProLogis
Third Quarter 2007
Unaudited Financial Results
Geographic Distribution Based on Square Footage
Operating Properties — Direct Owned and Owned by the Property Funds and Industrial CDFS Joint Ventures

North America	%		%	Europe	%

United States		Mexico
Atlanta	4.19	Guadalajara	0.15	Belgium	0.24
Austin	0.54	Juarez	0.36	Czech Republic	0.96
Baltimore	0.80	Mexico City	0.84	France	4.73
Central Valley (California)	1.29	Monterrey	0.47	Germany	1.35
Charlotte	1.53	Reynosa	0.67	Hungary	0.78
Chicago	5.40	Tijuana	0.32	Italy	1.69

Cincinnati	1.74			Netherlands	1.44
Columbus	2.80	Total Mexico	2.81%	Poland	3.14

Dallas/Fort Worth	4.84			Romania	0.13
Denver	1.49			Spain	0.75
El Paso	0.85	Canada		Slovakia	0.46

Greenville	0.61	Toronto	0.22%	Sweden	0.41
Houston	2.36			United Kingdom	3.30

I-81 Corridor (E. Pennsylvania)	4.56
Indianapolis	2.34	Total North America	72.36%	Total Europe	19.38%

Inland Empire (Southern California)	6.14
Las Vegas	1.39
Los Angeles	3.19			Asia	%
Louisville	1.12
Memphis	1.97			China	2.21
Nashville	1.21			Japan	5.95
New Jersey	4.36			Korea	0.07
Orlando	0.69			Singapore	0.03

Phoenix	0.80
Portland	0.78			Total Asia	8.26%

Reno	3.70
Salt Lake City	0.50
San Antonio	1.67
San Francisco-East Bay	1.26
San Francisco-South Bay	1.33
Seattle	0.26
South Florida	1.15
St. Louis	0.65
Tampa	0.90
Washington D.C.	0.84
other non-target	0.08

Total United States	69.33%

Supplemental Information Page 21